UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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☐ Soliciting Material Pursuant to §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP. _________________________________________________________________________
(Name of Registrant as Specified In Its Charter) _________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

MAY 26, 2009 ANNUAL MEETING
YOUR VOTE IS IMPORTANT

April 6, 2009

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2009 Annual Meeting of Shareholders of Central Pacific Financial Corp.  The Annual Meeting will be held on May 26, 2009, at 10:00 a.m., Hawaii time, in Room 1110 of the Central Pacific Plaza building, 220 South King, Honolulu, Hawaii  Your Board and management look forward to greeting those shareholders able to attend the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting.  Please give these materials your prompt attention.  Then, we ask that you sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or use telephone or internet voting, to ensure that your shares are represented and voted at the meeting.  Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.  Your vote is important, so please act at your earliest convenience.

We appreciate your continued interest in Central Pacific Financial Corp. and are confident that, as in the past, you will continue to vote your shares.

Sincerely,

RONALD K. MIGITA Chairman, President and Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2009

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Restated Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held in Room 1110 of the Central Pacific Plaza building, 220 South King Street, Honolulu, Hawaii, on May 26, 2009, at 10:00 a.m., Hawaii time, for the purpose of considering and voting upon the following matters:

(i)
Election of Directors.  To elect four (4) persons to the Board of Directors for a term of three (3) years and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

(ii)
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

(iii)	Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.

(iv)	Consider a Shareholder Proposal, if properly presented at the Meeting. For the Board of Directors to eliminate classification of terms of the Board of Directors.

(v)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those shareholders of record at the close of business on March 20, 2009 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT.  SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.  SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors,

GLENN K. C. CHING
Senior Vice President and Corporate Secretary
Dated: April 6, 2009

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2009
________________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held in Room 1110 of the Central Pacific Plaza building, 220 South King Street, Honolulu, Hawaii, on May 26, 2009, 10:00 a.m., Hawaii time, and at any and all adjournments thereof.  The approximate date on which this Proxy Statement and accompanying Notice and form of proxy are first being mailed to shareholders is April 6, 2009.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

(i)	Election of Directors. To elect four (4) persons to the Board for a term of three (3) years and to serve until their successors are elected and qualified.

(ii)
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

(iii)	Executive Compensation. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.

(iv)	Consider a Shareholder Proposal, if properly presented at the Meeting. For the Board to eliminate classification of terms of the Board.

(v)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on March 20, 2009 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company's Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting.  There were _______________ shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately _________ holders of record.

Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner.  NYSE rules permit member brokers that do not receive instructions from their customers to vote on proposal numbers (i) and (ii), discussed above in their discretion.  NYSE member brokers will not be permitted to vote on proposal numbers (iii) and (iv) unless they receive instructions from their customers.

Vote Required to Approve the Proposals

        The following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.

Item/Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Item 1 - Election of Directors	Affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote.	• “Withhold” votes will have the effect of a vote AGAINST the election of directors. • Broker non-votes will have no effect on the voting for the election of directors.

Item 2 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.	• Abstentions will have the effect of a vote AGAINST ratification. • Broker non-votes will have no effect on the vote for ratification.

Item 3 - Proposal Relating to an Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.	• Abstentions will have the effect of a vote AGAINST approval. • Broker non-votes will have no effect on the vote for this item.

Item 4 - Shareholder Proposal Relating to Classified Board	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote.	• Abstentions will have the effect of a vote AGAINST ratification. • Broker non-votes will have no effect on the vote for ratification.

        Additional information regarding each of these items (also referred to as proposals) is provided in the section titled DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS (for Items/Proposals 1 through 3 above) and DISCUSSION OF SHAREHOLDER PROPOSAL OPPOSED BY THE BOARD OF DIRECTORS (for Item/Proposal 4 above).

        The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Meeting:

Item 1 - The Board recommends a vote “FOR” the election of all nominees as directors.

Item 2 - The Board recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Item 3 - The Board recommends a vote “FOR” the compensation of the Company’s executive officers.

Item 4 - The Board recommends a vote “AGAINST” this shareholder proposal to declassify the Board.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting.  If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  Voting by telephone or the Internet is fast and convenient and your vote is immediately confirmed and tabulated.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card.  The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card.  These procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.  If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if telephone or Internet voting is available.  If your bank or broker does make telephone or Internet voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

If you vote by telephone or the Internet, you should not return your proxy card.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date.  A proxy may also be revoked by attending the Meeting and voting in person at the Meeting.  Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy.  If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.

Solicitation of Proxies

This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting.  It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners.  The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of expenses.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 26, 2009.

The Company's Proxy Statement, Form 10-K Annual Report for the fiscal year ended December 31, 2008, as amended, and Annual Report brochure are available free of charge at http://www.centralpacificbank.com/investor/proxy.

In addition, the Company will provide without charge upon the written request of any shareholder a copy of the Company’s annual report on Form 10-K, as amended, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended 2008.  Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811.

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the Record Date, the following were the only persons known to management of the Company to beneficially own more than 5% of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, N.A. Barclays Global Fund Advisors 400 Howard Street San Francisco, California 94105 and Barclays Global Investors, Ltd. 1 Royal Mint Court London, England EC3N 4HH	2,204,312 (1)	7.67%

Dimensional Fund Advisors L.P. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,347,493 (2)	8.17%

State Street Bank and Trust Company, Trustee State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	1,598,884 (3)	5.6%

(1)
According to a Schedule 13G filed on February 5, 2009, Barclays Global Investors, N.A. has sole voting power over 765,226 shares and sole dispositive power over 894,919 shares, Barclays Global Fund Advisors has sole voting power over 962,818 shares and sole dispositive power over 1,289,850 shares, and, Barclays Global Investors, Ltd. has sole voting power over 1,175 shares and sole dispositive power over 19,543 shares.

(2)	According to a Schedule 13G/A filed on February 9, 2009, Dimensional Fund Advisors L.P. has sole voting power over 2,282,989 shares and sole dispositive power over 2,347,493 shares.

(3)
According to a Schedule 13G filed on February 13, 2009, State Street Bank and Trust Company, acting in various fiduciary capacities, has sole voting power and shared dispositive power over 1,598,884 shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS,” subheading “COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on March 15, 2009.  Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Directors and Nominees
Richard J. Blangiardi	7,436 (3)	*
Christine H. H. Camp	10,502 (4)	*
Earl E. Fry	13,548 (5)	*
B. Jeannie Hedberg	9,986 (6)	*
Dennis I. Hirota	41,295 (7)	*
Paul J. Kosasa	37,439 (8)	*
Colbert M. Matsumoto	37,544 (9)	*
Ronald K. Migita	200,449 (10)	*
Crystal K. Rose	12,816 (11)	*
Mike K. Sayama	22,314 (12)	*
Maurice H. Yamasato	30,188 (13)	*
Dwight L. Yoshimura	26,290 (14)	*

Named Executive Officers(15)
Clint Arnoldus (retired 8/1/08)	286,140 (16)	*
Blenn A. Fujimoto	47,024 (17)	*
Dean K. Hirata	45,516 (18)	*
Denis K. Isono	29,342 (19)	*
Curtis W. Chinn	10,596 (20)	*
All Directors and Executive Officers as a Group (17 persons)	868,425	____%

(*)	Less than one percent (1%).

(1)
Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of March 15, 2009 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of March 15, 2009.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after March 15, 2009 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
3,135 shares of Common Stock are directly held by Mr. Blangiardi with full voting power.  Of the 3,135 shares, 635 shares he does not have investment power over.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(4)
2,121 shares of Common Stock are directly held by Ms. Camp with full voting power.  Of the 2,121 shares, 635 shares she does not have investment power over.  2,265 shares of Common Stock are held in her Simplified Employee Pension Plan Individual Retirement Account.  1,815 shares of Common Stock are held in her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  4,301 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(5)
1,220 shares of Common Stock are directly held by Mr. Fry with full voting and investment power.  5,000 shares of Common Stock are held in the Fry Family Trust.  3,027 shares of Common Stock are held in the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(6)
2,363 shares of Common Stock are directly held by Ms. Hedberg with full voting power.  Of the 2,363 shares, 635 shares she does not have investment power over.  125 shares of Common Stock are held as a custodian for her grandson.  1,000 shares of Common Stock are held in a 401-K Retirement Savings Plan.  1,247 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  750 shares of Common Stock are held in her trust.  200 shares are held in her daughter’s Individual Retirement Account.  4,301 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(7)
25,443 shares of Common Stock are directly held by Dr. Hirota with full voting power.  Of the 25,443 shares, 635 shares he does not have investment power over.  11,520 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  31 shares of Common Stock are held by Dr. Hirota, as President of Sam O. Hirota, Inc.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(8)
33,138 shares of Common Stock are directly held by Mr. Kosasa with full voting power.  Of the 33,138 shares, 635 shares he does not have investment power over.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(9)
1,763 shares of Common Stock are directly held by Mr. Matsumoto with full voting power.  Of the 1,763 shares, 635 shares he does not have investment power over.  10,368 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  10,000 shares are held by Island Insurance Foundation of which he serves as President and Director.  6,000 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  9,413 shares of Common Stock are those he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(10)	200,087 shares of Common Stock are held in Mr. Migita’s trust. 362 shares of Common Stock are directly held with full voting and investment power.

(11)
1,763 shares of Common Stock are directly held by Ms. Rose with full voting power.  Of the 1,763 shares, 635 shares she does not have investment power over.  2,000 shares of Common Stock are held by her as trustee of her pension plan and 4,752 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  4,301 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(12)
5,295 shares of Common Stock are directly held by Dr. Sayama with full voting power.  Of the 5,295 shares, 635 shares he does not have investment power over.  4,008 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  13,011 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(13)
16,887 shares of Common Stock are directly held by Mr. Yamasato with full voting power.  Of the 16,887 shares, 635 shares he does not have investment power over.  9,000 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  4,301 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(14)
7,488 shares of Common Stock are directly held by Mr. Yoshimura with full voting power.  Of the 7,488 shares, 635 shares he does not have investment power over.  18,802 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(15)	The following includes information regarding all the Named Executive Officers except for Mr. Migita, whose information is included in this table under the section heading “Directors and Nominees”.

(16)
6,425 shares of Common Stock are held by a family trust for which Mr. Arnoldus and his wife are co-trustees.  5,335 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  4,775 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  269,605 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan and 2004 Stock Compensation Plan.

(17)
4,019 shares of Common Stock are directly held by Mr. Fujimoto with full voting and investment power.  4,075 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  33,065 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  5,865 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan

(18)
4,507 shares of Common Stock are held in Mr. Hirata’s Individual Retirement Account.  2,114 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  2,149 shares of Common Stock are directly held by Mr. Hirata with full voting and investment power.  30,719 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Stock Compensation Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.  6,027 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(19)
2,124 shares of Common Stock are directly held by Mr. Isono with full voting and investment power.  10,463 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  300 shares of Common Stock are held by his sons and wife jointly.  2,363 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  8,388 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  5,704 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(20)
4,060 shares of Common Stock are directly held by Mr. Chinn with full voting and investment power.  813 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  3,500 shares of Common Stock are held in Mr. Chinn’s Individual Retirement Account.  2,223 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s stock.  Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year.  To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2008 by any person who was at any time during year 2008 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company, except for the following: former Director Clayton K. Honbo had one (1) late Form 4 filing which involved the transfer of 160 shares from his trust to one of his companies in June 2008.

ELECTION OF DIRECTORS

Given the retirement of Clint Arnoldus (a Class I director) on August 1, 2008 and Clayton K. Honbo (a Class III director) on December 31, 2008, on December 22, 2008, the Company’s Bylaws were amended, such that effective as of December 31, 2008, the number of directors were reduced from fourteen (14) directors to twelve (12) directors, with the number of directors in Classes I and III being reduced from five (5) directors to four (4) directors, to equal the number of directors in Class II, and with each Class of directors serving for three-year terms.  Accordingly, there are four (4) directors (being the Class III directors) to be elected at the Meeting to serve three-year terms expiring at the 2012 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

The nominees to serve as Class III directors for election at the Meeting are Richard J. Blangiardi, Paul J. Kosasa, Mike K. Sayama, and Dwight L. Yoshimura, all of whom are currently directors of the Company.

All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees.  However, in the event that any of them should be unable to serve, the proxy holders named on the enclosed proxy card will vote in their discretion for such persons as the Board may recommend.

There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for director Crystal K. Rose, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”).

The Board recommends a vote “FOR” each of the Board nominees for director.

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The following table sets forth certain information with respect to each of the nominees, continuing directors, and Named Executive Officers:

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company (1)	Term Expires
Nominees

BLANGIARDI, Richard J.	President and General Manager, HITV Operating Co., Inc. dba KGMB9 (6/2007-present) (television); Senior Vice President and General Manager, Emmis Operating Company (2002-6/2007) (television)	62	2003	2009

KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999-present) (retail)	51	2002	2009

SAYAMA, Mike K., Ph.D.	Vice President, Hawaii Medical Service Association (1997-present) (insurance)	55	2004	2009

YOSHIMURA, Dwight L.	Senior Vice President and Senior General Manager, GGP Ala Moana L.L.C. (1991-present) (retail and real estate management)	54	2004	2009

Continuing Directors (2)

CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002-present) (real estate consulting); Managing Director, Avalon Development Company LLC (1999-present) (real estate development)	42	2004	2010

FRY, Earl E.	Executive Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2003-present) (technology); Senior Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2002-2003); Senior Vice President and Chief Financial Officer, Informatica Corporation (1999-2002)	50	2005	2011

HEDBERG, B. Jeannie, C.P.A.	Member, Hedberg, Batara & Vaughan-Sarandi, LLC (11/2005-present) (accounting); Partner, Hedberg, Freitas, King & Tom (1969-10/2005) (accounting)	65	2003	2011

HIROTA, Dennis I., Ph.D.	President, Sam O. Hirota, Inc. (1986-present) (engineering)	68	1980	2010

MATSUMOTO, Colbert M.	Chairman and Chief Executive Officer, Island Insurance Company, Ltd. (1999-present) (insurance)	56	2004	2011

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company (1)	Term Expires
MIGITA, Ronald K.	Chairman, Chief Executive Officer and President, Central Pacific Financial Corp. (8/2008-present) (bank holding company); Chairman, Chief Executive Officer and President, Central Pacific Bank (8/2008-present) (bank); Chairman, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-7/2008) (bank holding company/bank); Chairman, City Bank (9/2004-2/2005) (bank); Director, Chief Executive Officer and President, CB Bancshares, Inc. (1997-9/2004) (bank holding company); Vice Chairman and Chief Executive Officer, City Bank (1997-9/2004) (bank)	67	2004	2010

ROSE, Crystal K., J.D.	Partner, Bays Deaver Lung Rose & Holma (1989-present) (law)	51	2005	2011

YAMASATO, Maurice H.	President, Yamasato, Fujiwara, Higa & Associates, Inc. (1987-present) (architecture)	66	2004	2010

Named Executive Officers (3)

CHINN, Curtis W.	Executive Vice President, Central Pacific Financial Corp. (4/2006-present); Executive Vice President and Chief Risk Officer, Central Pacific Bank (12/2006-Present); Executive Vice President and Chief Credit Officer, Central Pacific Bank (1/2006-12/2006); Senior Vice President & Commercial Banking Division Manager, Central Pacific Bank (3/2003-1/2006)	53	2006	N/A

FUJIMOTO, Blenn A.	Vice Chairman, Central Pacific Financial Corp. (4/2006-present); Vice Chairman, Hawaii Market, Central Pacific Bank (1/2006-present); Executive Vice President, Hawaii Market, Central Pacific Bank (9/2004-12/2005); Executive Vice President, Hawaii Market, City Bank (9/2004-2/2005); Executive Vice President and Chief Financial Services Officer, Central Pacific Bank (2002-9/2004)	50	2006	N/A

HIRATA, Dean K.	Vice Chairman and Chief Financial Officer, Central Pacific Financial Corp. (4/2006-present); Vice Chairman and Chief Financial Officer, Central Pacific Bank (1/2006-present); Executive Vice President and Chief Financial Officer, Central Pacific Financial Corp. (9/2004-4/2006); Executive Vice President and Chief Financial Officer, Central Pacific Bank (9/2004-12/2005); Executive Vice President and Chief Financial Officer, City Bank (2002-2/2005); Senior Vice President and Chief Financial Officer, CB Bancshares, Inc. (1999-9/2004) (bank holding company)	51	2004	N/A

ISONO, Denis K.	Executive Vice President, Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-present); Executive Vice President, Operations and Services, City Bank (9/2004-2/2005); Executive Vice President and Chief Operations Officer, Central Pacific Bank (2002-9/2004)	57	2002	N/A

(1)
All directors of the Company are also directors of the Bank.  Dates prior to the formation of the Company in 1982 indicate the year first appointed director of the Bank.  Dr. Hirota commenced service as a director of the Company on February 1, 1982, the date of formation of the Company.  Dr. Hirota served as a director of the Company until April 23, 1985 when the Company’s shareholders adopted a classified Board and reduced the number of directors to nine (9).  However, Dr. Hirota continued to serve on the Bank’s Board until he was reelected to the Company’s Board in 1986.  Mr. Kosasa has been a director of the Bank since 1994.  Mr. Blangiardi and Ms. Hedberg have been directors of the Bank since 2003.  Ms. Camp, Mr. Matsumoto, Mr. Migita, Ms. Rose, Dr. Sayama, Mr. Yamasato and Mr. Yoshimura have been directors of the Bank since 2004.  Mr. Fry has been a director of the Bank since 2005.

(2)
During 2008, three (3) directors departed from the Company’s Board and the Company reduced the size of its Board from fifteen (15) to twelve (12) directors.  Company Board member Duane K. Kurisu served through the end of his Board term which ended on May 27, 2008.  Mr. Kurisu continues to serve on the Bank’s Board.  Company Board member Clint Arnoldus, in conjunction with his retirement as Chief Executive Officer and President of the Company and the Bank effective August 1, 2008, also retired from the Company’s Board and the Bank’s Board effective August 1, 2008 (Chairman Ronald K. Migita was appointed Chief Executive Officer and President of the Company and the Bank effective August 1, 2008, replacing Mr. Arnoldus).  Company Board member Clayton K. Honbo retired from the Company’s Board and the Bank’s Board effective December 31, 2008.

(3)	The following includes information regarding all the Named Executive Officers except for Mr. Migita, whose information is included in this table under the section heading “Directors”.

CORPORATE GOVERNANCE AND BOARD MATTERS

During the fiscal year ended December 31, 2008, the Board held a total of sixteen (16) meetings, including monthly, annual and special meetings.  Each person who was a director of the Company during year 2008 attended at least 75% of the total number of these Board meetings and 75% of the total number of meetings held by all committees of the Board on which he or she served during the year.  The Company expects directors to attend the annual meetings of shareholders.  Thirteen (13) out of the then fifteen (15) directors attended last year’s annual meeting of shareholders.

The Board has four (4) standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and an Executive Committee.

The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve.

Name of Director	Audit Committee (1)	Compensation Committee (2)	Corporate Governance and Nominating Committee (3)	Executive Committee (4)
Non-Employee Directors:
Richard J. Blangiardi		VC
Christine H. H. Camp		*		*
Earl E. Fry	C	*		*
B. Jeannie Hedberg	VC
Dennis I. Hirota	*		*
Paul J. Kosasa		*
Colbert M. Matsumoto		C		*
Crystal K. Rose	*		C	*
Mike K. Sayama
Maurice H. Yamasato		*
Dwight L. Yoshimura			VC

Employee Directors:
Ronald K. Migita				C

* = Member
C = Chair
VC = Vice Chair

(1)
Dennis I. Hirota and Crystal K. Rose became members of the Audit Committee effective May 28, 2008.  Christine H. H. Camp and Maurice H. Yamasato discontinued being members of the Audit Committee effective May 28, 2008.  Mike K. Sayama discontinued being a member of the Audit Committee effective July 30, 2008.

(2)
Christine H. H. Camp, Earl E. Fry and Maurice H. Yamasato became members of the Compensation Committee effective May 28, 2008.  Clayton K. Honbo and Dwight L. Yoshimura discontinued being members of the Compensation Committee effective May 28, 2008.

(3)
Duane K. Kurisu discontinued being a member of the Corporate Governance & Nominating Committee effective May 27, 2008, being also the date his term ended as a director.  Dwight L. Yoshimura and Clayton K. Honbo became members of the Corporate Governance & Nominating Committee effective May 28, 2008.  Richard J. Blangiardi and Colbert M. Matsumoto discontinued being members of the Corporate Governance & Nominating Committee effective May 28, 2008.  Clayton K. Honbo discontinued being a member of the Corporate Governance & Nominating Committee effective December 31, 2008, being also the date of his retirement from the Company’s Board and the Bank’s Board.

(4)
Duane K. Kurisu discontinued being a member of the Executive Committee effective May 27, 2008, being also the date his term ended as a director.  Clint Arnoldus discontinued being a member of the Executive Committee effective August 1, 2008, being also the effective date of his retirement from the Company and from his positions as director, Chief Executive Officer and President of the Company and the Bank.

Crystal K. Rose, Chair of the Corporate Governance & Nominating Committee, has been chosen by the Board to serve as the Lead Director (effective August 1, 2008) and preside over all meetings of the non-management directors in executive sessions.  In Ms. Rose’s absence, Mr. Yoshimura, Vice Chair of the Corporate Governance & Nominating Committee, would preside over these sessions of the Board.

Interested parties may communicate directly with the Lead Director or with the non-management directors as a group, by writing to: Crystal K. Rose, Bays Deaver Lung Rose & Holma, 1099 Alakea Street, 16th Floor, Honolulu, Hawaii 96813.  Alternatively, concerns may be made known and communicated directly to the Lead Director or to the non-management directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.centralpacificbank.com).

Audit Committee

The Audit Committee held ten (10) meetings during 2008.  The responsibilities of the Audit Committee are described below under the subheading “Report of the Audit Committee”.  The Audit Committee operates under a Charter adopted by the Board.  The Charter of the Audit Committee is available on the Company’s website (www.centralpacificbank.com), and is also available in print upon request (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).  The members of the Company’s Audit Committee are Earl E. Fry (Chair), B. Jeannie Hedberg (Vice Chair), Dennis I. Hirota and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC.  The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that Mr. Fry and Ms. Hedberg have accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Mr. Fry and Ms. Hedberg are “audit committee financial experts” within the meaning of the rules of the SEC.  No member of the Audit Committee serves on the audit committee of any other publicly registered company.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers.  In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank.  Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.

Compensation Committee

The Compensation Committee held nine (9) meetings during 2008.  The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing an annual report on executive compensation for inclusion in the Company’s proxy statement.  The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “Compensation Discussion and Analysis.”  The Charter of the Compensation Committee is available on the Company’s website (www.centralpacificbank.com), and is also available in print upon request (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).  The members of the Company’s Compensation Committee are Colbert M. Matsumoto (Chair), Richard J. Blangiardi (Vice Chair), Christine H. H. Camp, Earl E. Fry, Paul J. Kosasa, and Maurice H. Yamasato, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held thirteen (13) meetings during 2008.  The Corporate Governance and Nominating Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board.  The Charter of the Corporate Governance and Nominating Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.centralpacificbank.com), and are also available in print upon request (submit request for copies of the Charter or Guidelines to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).  The members of the Company’s Corporate Governance and Nominating Committee are Crystal K. Rose (Chair), Dwight L. Yoshimura (Vice Chair), and Dennis I. Hirota, each of whom is “independent” within the meaning of the listing standards of the NYSE.

Executive Committee

The Executive Committee held thirteen (13) meetings during 2008.  The Executive Committee provides an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authority in the intervals between meetings of the Board and typically when the majority of the Board and its directors are generally unavailable.  The Executive Committee is authorized to have and exercise all the powers of the Board in the management of the business and affairs of the Company to the extent permitted by law while the Board is not in session, not in conflict, however, with any prior directions given, decisions made, or actions taken by the Board, and provided, further, that the Committee should only consider meeting when the majority of the Board and its directors are generally unavailable, or otherwise as may be permitted by the Board or by the Board approved and adopted Executive Committee Charter, such as, for example, to perform such other duties and responsibilities as may be requested by the Board.  During year 2008, the Executive Committee met jointly with the Bank’s Senior Loan Committee on a monthly basis to discuss various credit-related matters.  The members of the Executive Committee are Ronald K. Migita (Chair), Christine H. H. Camp, Earl E. Fry, Colbert M. Matsumoto, and Crystal K. Rose.

Director Resignation Policy

On January 28, 2009, the Board adopted a “Director Resignation Policy” which provides for the following: At any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender a letter of resignation to the Board for consideration by the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee shall recommend to the Board the action to be taken with respect to such offer of resignation.  The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision.  Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board action regarding whether to accept his or her resignation offer.

Director/Executive Officer Stock Ownership Guidelines

The Company has Board approved Stock Ownership Guidelines applicable to all directors and executive officers of the Company and the Bank.  The Guidelines generally provide that: (i) any non-management Company or Bank director should own, within five (5) years, Company Common Stock having a market value equal to five (5) times the director’s annual cash retainer; (ii) that the Chief Executive Officer and President of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to four (4) times his annual base salary; (iii) that any Vice Chairman (officer/non-director position) of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to three (3) times his annual base salary; and (iv) that any Executive Vice President of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to two (2) times his/her annual base salary.  For those directors and executive officers who were serving as of the date of the initial adoption of the Guidelines on July 27, 2005, they have until August 1, 2010 to accumulate the amount of Common Stock set forth in the Guidelines as applicable to their position.  For any director or executive officer appointed after August 1, 2005, they have five (5) years from the date of their appointment to accumulate the amount of Common Stock set forth in the Guidelines as applicable to their position.

Equity Grant Guidelines

The Company has Board approved Equity Grant Guidelines which apply to all grants of Company equity whether in the form of Company stock, stock options, or other forms of equity grants, made by the Company to directors, officers or employees of the Company or any of its subsidiaries.  The Guidelines set forth the process by which grants will be made, including how grants will be approved, when grants will be made, and how grants will be documented.

Director Independence and Relationships

The Board has determined, in accordance with our Standards Regarding Director Independence, that all of the members of the Board who are not also officers or employees of the Company or any of its affiliates, are “independent” within the meaning of the rules of the NYSE.  All of the directors, other than Ronald K. Migita (Chairman, President and Chief Executive Officer of the Company and Bank), are non-employee directors.  All committees of the Board are comprised solely of independent directors, with the exception of the Executive Committee in which however, four (4) of five (5) of the members of the Executive Committee are independent directors (Mr. Migita being the only exception).  A copy of our Standards Regarding Director Independence is attached as Appendix A to this Proxy Statement.

With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence and none were found to be material:

During 2008, the following directors either directly and/or indirectly through companies in which they have a business interest or affiliation, received and/or had outstanding loans with the Bank:  Richard J. Blangiardi, B. Jeannie Hedberg, Dennis I. Hirota, Clayton K. Honbo, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, and Maurice H. Yamasato.

During 2008, the following directors either directly and/or indirectly through companies in which they have a business interest or affiliation, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank:  Richard J. Blangiardi, Christine H. H. Camp, Earl E. Fry, B. Jeannie Hedberg, Dennis I. Hirota, Clayton K. Honbo, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura.

During 2008, the following directors served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank:  Richard J. Blangiardi, Christine H.H. Camp, Paul J. Kosasa, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, and Maurice H. Yamasato.

During 2008, the following directors served on boards of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters:  Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose.

During year 2008, the following directors served as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters: Richard J. Blangiardi, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Mike K. Sayama, and Dwight L. Yoshimura.

Company director Colbert M. Matsumoto is Chief Executive Officer and Chairman of the Board of Island Insurance Company, Ltd. which wholly owns Atlas Insurance Agency, Inc. (“Atlas”).  Mr. Matsumoto is Chairman of the Board of Atlas.  In 2008, the Company and the Bank paid $139,620 to Atlas in commissions for insurance that Atlas placed on behalf of the Company and the Bank with various insurance companies.  Mr. Matsumoto was not involved in and has not directly benefited from this transaction and his only connection is by virtue of his positions above.

Company director Mike K. Sayama is a Vice President of Hawaii Medical Service Association (“HMSA”).  In 2008, the Company and the Bank paid $2,693,470 to HMSA in premiums for health insurance for the Company’s and the Bank’s employees.  In 2008, the Bank paid $229,932 to HMSA in rent for the Bank’s Keeaumoku Branch which is located in one of HMSA’s buildings.  In 2008, Integrated Services, Inc., an HMSA subsidiary, paid $733,980 to the Bank for the rental of space in one of the Bank’s buildings.  Mr. Sayama was not involved in and has not directly benefited from any of these transactions and his only connection is by virtue of him being a Vice President of HMSA.

Company director Dwight L. Yoshimura, is a Senior Vice President and Senior General Manager with GGP Ala Moana L.L.C., which is a subsidiary of GGP Ala Moana Holdings L.L.C., which is a subsidiary of GGPLP L.L.C., which is a subsidiary of GGP Limited Partnership, which is a subsidiary of General Growth Properties, Inc.  The Bank is a $10 million participant in a $650 million term loan to General Growth Properties, Inc., GGP Limited Partnership and GGPLP L.L.C.  During 2008, interest only was due and payable on this credit facility, which interest payments to the Bank totaled $440,627, based on an interest rate which adjusts according to the borrower’s leverage ratio and the LIBOR rate.  The Bank has four (4) equipment (tax) leases to GGP Ala Moana L.L.C. with the largest aggregate amount outstanding during 2008 being $286,072 (the equipment leases being in amounts of $37,590, $181,571, $30,024, and $36,887) and with the current aggregate amount outstanding being approximately $233,412.  Mr. Yoshimura was not involved in and has not directly benefited from the foregoing transactions and his only connection is by virtue of being an officer of GGP Ala Moana L.L.C. whose operations are confined to Hawaii.  This credit is being reported due to concerns regarding the financial condition of the GGP entities.

Loans to Related Persons

The Bank, which is a wholly owned subsidiary of the Company, has made loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank.  These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

Policy Regarding Transactions with Related Persons

The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K).  Transactions with related persons that affect a director’s independence are reviewed by the Company’s Corporate Governance & Nominating Committee.  Transactions with related persons that involve loans are reviewed by the Bank’s Board Senior Loan Committee.  All other transactions with related persons that are material to the financial statements are reviewed by the Company’s Audit Committee.

Code of Conduct & Ethics

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles.  The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company.  In addition, the Company also has a supplemental Code of Conduct & Ethics For Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity.  Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.centralpacificbank.com), and are also available in print upon request (submit request for copies of the Codes of Conduct & Ethics to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).

Director Nomination Process

Director Qualifications. The Corporate Governance and Nominating Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines.  The general criteria considered include qualification as independent, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board.

Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available.  The Corporate Governance and Nominating Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions.  The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election.

In identifying potential director nominees, the Corporate Governance and Nominating Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm.  While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Corporate Governance and Nominating Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees.  Accordingly, the Corporate Governance and Nominating Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and best suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded.  The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Corporate Governance and Nominating Committee will consider properly submitted director nominees for election at the year 2010 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year, and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended).  Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Communications with the Board

Shareholders of the Company may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813.  Any such communication may be directed to the attention of the Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Corporate Governance and Nominating Committee) or to the non-management or independent directors.  Shareholders sending such communications should include the following in their written communication: (a) such shareholder(s) should identify himself/herself/itself/themselves and provide reasonably satisfactory proof of their ownership of the Company’s stock; (b) such shareholder(s) should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) should include their contact information (at a minimum, phone number and address).  Shareholders who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy.  However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Audit Committee is comprised of four (4) non-management directors and operates pursuant to a written charter that was readopted by our Board on January 28, 2009.  The charter is also available on our website at http://www.centralpacificbank.com.  During 2008, the Audit Committee held ten (10) meetings, including four (4) private sessions with executive management, eight (8) private sessions with the independent auditors, eight (8) private sessions with the Director of Internal Audit, and one (1) private session with committee members.  The Audit Committee’s primary purposes are to:  (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report.  The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC.  The Board has also determined that each member is financially literate and that two (2) members have accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that the same two (2) members are “audit committee financial experts” within the meaning of the rules of the SEC, being Earl E. Fry, Chair of the Audit Committee, and B. Jeannie Hedberg, Vice Chair of the Audit Committee.  The other members are Dennis I. Hirota and Crystal K. Rose.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.  The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors.  The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees adopted by the PCAOB.  The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as adopted by the PCAOB, and has discussed with the independent accountant the independent accountant’s independence.  All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2008, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter.  In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2008 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Audit Committee of the Board:

Earl E. Fry, Chair
B. Jeannie Hedberg, Vice Chair
Dennis I. Hirota
Crystal K. Rose

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

The following table shows, for the year ending December 31, 2008, information on compensation earned by or awarded to each non-employee director who served on the Company’s Board during 2008.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Values & Nonqualified Deferred Compensation Earnings (2)	All Other Compensation	Total
Richard J. Blangiardi	$54,917	na	na	na	$0	$0	$54,917
Christine H. H. Camp	$66,117	na	na	na	$0	$0	$66,117
Earl E. Fry	$74,917	na	na	na	$0	$0	$74,917
B. Jeannie Hedberg	$54,717	na	na	na	$0	$0	$54,717
Dennis I. Hirota	$61,117	na	na	na	$0	$0	$61,117
Clayton K. Honbo	$55,117	na	na	na	$0	$0	$55,117
Paul J. Kosasa	$50,317	na	na	na	$0	$0	$50,317
Duane K. Kurisu	$56,317	na	na	na	$0	$0	$56,317
Colbert M. Matsumoto	$72,317	na	na	na	$0	$0	$72,317
Crystal K. Rose	$74,517	na	na	na	$0	$0	$74,517
Mike K. Sayama	$61,117	na	na	na	$0	$0	$61,117
Maurice H. Yamasato	$53,117	na	na	na	$0	$0	$53,117
Dwight L. Yoshimura	$61,117	na	na	na	$0	$0	$61,117

Note:	“na” means “not applicable” in this table and all other tables throughout this Proxy Statement.

Note:
On August 1, 2008, Ronald K. Migita, Chairman of the Board, was appointed as President & Chief Executive Officer (“CEO”) (replacing Clint Arnoldus who retired effective that same date), while still maintaining his role as Chairman of the Board.  CEO Migita’s annual compensation is reported with the other Named Executive Officers (“NEOs”) in the Summary Compensation Table.  Duane K. Kurisu’s term on the Board ended on May 27, 2008.  Clayton K. Honbo retired from the Company Board and the Bank Board effective December 31, 2008.

(1)
Non-employee directors of the Company and Bank have been eligible to participate in the Company’s 1997 Stock Option Plan and continue to be eligible to participate in the Company’s 2004 Stock Compensation Plan.  On January 1, 2002, non-employee directors were each granted 300 shares of restricted Common Stock under the Company’s 1997 Stock Option Plan, which vested on January 1, 2007 (Richard J. Blangiardi, Christine H. H. Camp, Earl E. Fry, B. Jeannie Hedberg, Duane K. Kurisu, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura were not on the Board at the time of grant and thus did not receive this grant).  On January 1, 2003, non-employee directors were each granted 300 shares of restricted Common Stock under the Company’s 1997 Stock Option Plan, which vests on January 1, 2008 (Christine H. H. Camp, Earl E. Fry, Duane K. Kurisu, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura were not on the Board at the time of grant and thus did not receive this grant).  On August 31, 2004, non-employee directors were each granted 300 shares of restricted Common Stock under the Company’s 1997 Stock Option Plan, which vests on August 31, 2009 (Earl E. Fry, Duane K. Kurisu, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura were not on the Board at the time of grant and thus did not receive this grant).  On November 1, 2004, Duane K. Kurisu, Colbert M. Matsumoto, Mike K. Sayama, Maurice H. Yamasato, Dwight L. Yoshimura were each granted 300 shares of restricted Common Stock under the Company’s 2004 Stock Compensation Plan, which vests on November 1, 2009.  On March 15, 2005, non-employee directors were each granted 335 shares of restricted Common Stock under the Company’s 2004 Stock Compensation Plan, which vests on March 15, 2010 (Earl E. Fry was not on the Board at the time of grant and thus did not receive this grant).  On March 15, 2006, non-employee directors were each granted 570 shares of Common Stock under the Company’s 2004 Stock Compensation Plan.  On March 15, 2007, non-employee directors were each granted 558 shares of Common Stock under the Company’s 2004 Stock Compensation Plan.

(2)
We maintain a Directors Deferred Compensation Plan.  Under this Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which may be selected by the director.  No Plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.

Retainer & Meeting Fees

The Company and the Bank paid each of their non-employee directors $800 per Board meeting attended and $600 per Board committee meeting attended.  In addition, an annual retainer of $10,000 was provided to each non-employee Company director and $15,000 to each non-employee Bank director until August 1, 2008, following which the Company Board and Bank Board made a decision to reduce the annual retainers by 20% to $8,000 and $12,000 respectively.  The Chair of the Audit Committee (Earl E. Fry) receives an additional $12,000 annually, the Chair of the Compensation Committee (Colbert M. Matsumoto) an additional $8,000 annually, and the Chair of the Corporate Governance and Nominating Committee (Crystal K. Rose) an additional $8,000 annually.

The Board approved that, effective February 1, 2009, non-employee directors of the Company would no longer receive their annual cash retainer of $8,000 (which was to have been payable in monthly installments), and on March 11, 2009, would instead receive stock options equivalent to $8,000.  This Board action was determined to better align the longer term perspective and interests of the Board with those of our shareholders.

Directors Stock Opportunity

Non-employee directors of the Company and the Bank are eligible to participate in the Company’s 2004 Stock Compensation Plan. The Company determines annually if any grants will be made under the Plan.  For year 2008, the non-employee directors of both the Company and the Bank elected to waive receipt of any equity grants.

Directors Deferred Compensation Plan

The Company also maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees.  Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur by no later than the tenth (10th) anniversary of separation from service.  Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which may be selected by the director.  The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee certifies that it has reviewed with senior risk officers the Senior Executive Officers (“SEOs”, also known as NEOs) incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K.  Based on the review and discussion, the Compensation Committee recommended to the Board that the 2008 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ending December 31, 2008.  Respectfully submitted by the members of the Board Compensation Committee:

Colbert M. Matsumoto, Chair
Richard J. Blangiardi, Vice Chair
Christine H. H. Camp
Earl E. Fry
Paul J. Kosasa
Maurice H. Yamasato

COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of the Company’s compensation policies for 2008 and anticipated 2009 changes, applicable to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three (3) other most highly paid executives.  We refer to these five (5) executive positions as our Named Executive Officers (“NEOs”).

Executive Summary

2008 was a transitional year for the Company and Bank in three (3) key areas.

1)
Then Company and Bank President & CEO, Clint Arnoldus announced in March 2008 his intent to retire before year-end.  The search for a new President and CEO culminated with the selection of Ronald K. Migita, Chairman of the Board of both the Company and the Bank, as President and CEO of both the Company and the Bank.  Mr. Arnoldus’ retirement was effective August 1, 2008 and Mr. Migita assumed the additional responsibilities of President and CEO of both the Company and the Bank effective August 1, 2008, while maintaining his role as Chairman of the Board of both the Company and the Bank.

2)
2008 reflected a marked decline in the Company’s and Bank’s performance due to the deterioration in the California residential construction market.  Lower absorption rates were experienced in many of the California residential tract lending projects that we financed and there was a continuing decline of California home prices. These conditions adversely impacted a number of our California borrowers with exposure to this sector and led to further reductions in collateral values.  The Company’s performance was also impacted by the overall decline in the global economy and turmoil in the financial industry.  As a result of the Company’s lower performance, the Compensation Committee decided to realign our compensation philosophy and structure for 2009 with the Company’s and Bank’s recent performance and the financial performance factors affecting us in the near term.  In general this means, (1) the Compensation Peer Group was modified from a high performing peer group to a more traditional competitive peer group and (2) the targeted positioning of compensation relative to market has been adjusted downward.

3)
In December 2008, the Company received approval to participate in the United States Department of the Treasury’s (“Treasury Department”) Capital Purchase Program (“Capital Purchase Program”).  In January 2009, the Company received $135 million in capital under the Capital Purchase Program, in exchange for which the Treasury Department received 135,000 shares of Fixed Rate Cumulative Preferred Perpetual Preferred Stock and a ten-year Warrant to purchase up to 1,585,748 shares of the Company’s Common Stock at an exercise price of $12.77 per share.  The Capital Purchase Program imposes additional restrictions on executive compensation which will be detailed further in the narrative.

Compensation Philosophy and Objectives

The central principle of our compensation philosophy is that executive compensation should be aligned with long term shareholder value and determined primarily by our Company’s performance.  We designed our executive compensation program to:

•	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;
•	Align executives’ long-term interests with those of shareholders by placing a portion of total compensation at risk, contingent on our performance;
•	Attract and retain the highly-qualified executives needed to achieve our goals, and maintain a stable executive management group;
•	Deliver compensation effectively, providing value to the executive at the least possible cost to us;
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.

Our compensation structure for 2008 positioned an executive’s total compensation opportunity at about the 70th percentile of a peer group of certain high-performing banks (discussed below under “Pay Level and Benchmarking”), assuming we perform at target levels.  This compensation philosophy has been in effect for several years and was chosen as a result of the Company’s history as a consistently high performing organization.  However, during 2008, the compensation philosophy for the Bank was revised.  For 2009, our compensation philosophy and structure as well as our peer group have been designed to reflect a more traditional competitive market and to align them with the financial performance factors affecting us in the near term.  The table below outlines our compensation philosophy and structure with respect to the positioning of base salary and total direct compensation for both 2008 and 2009.

2008 & 2009 Compensation Philosophy & Structure in Relation to Designated Compensation Peer Group
		Target		Maximum
Compensation Peer Group	Compensation	Percentile Rank of Pay Relative to Peers	Percentile Rank of Required Performance Relative to Peers	Percentile Rank of Pay Relative to Peers	Percentile Rank of Required Performance Relative to Peers
2008 – High Performing Banks	Salary	62nd	--	62nd	--
	Total Direct*	70th	70th	85th	85th
2009 – Traditional Competitive Market of Banks of Similar Asset Size in Major Metropolitan Areas	Salary	50th		50th
	Total Direct*	50th		75th
* Total direct compensation is the sum of salary, annual incentives, and long-term incentives.

Our compensation program has multiple pay components, including: a fixed annual salary, variable annual cash incentive pay, variable long-term equity incentives, executive retirement benefits for selected NEOs and other benefits.  We believe that a combination of pay components is essential to drive executives to achieve different goals.  We discuss each of these components, and the role they play in our overall compensation structure, under “Compensation Framework” below.

Role of the Compensation Committee

The Compensation Committee of the Board oversees the design and administration of our executive compensation program.  Its primary purpose is to assist the Board in discharging the Board’s responsibilities relating to our executive officers’ compensation.  The Committee evaluates and recommends to the Board appropriate policies and decisions relative to executive officer compensation and benefits, including determination of performance and payout targets under the Company’ annual and long-term incentive plans.  It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

As a result of the Company participating in the United States Department of the Treasury’s Capital Purchase Program, the Compensation Committee’s role has expanded to ensure compliance with its requirements.  For further information see section titled “OTHER ISSUES RELEVANT TO EXECUTIVE COMPENSATION”.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate the performance of both the Company and individual executives. Other executives may be requested to attend Committee meetings to provide pertinent financial, legal, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation to recommend to the full Board.

The CEO does not provide recommendations for changes in his own compensation. The Compensation Committee discusses the CEO’s compensation with him, but the Committee makes final deliberations and all votes regarding the recommendation of his compensation to the full Board are made in an executive session, without the CEO present. The Committee initiates any changes in the CEO’s compensation based on periodic market reviews and recommendations from independent external executive compensation consultants. For executives other than the CEO, the Committee uses the CEO’s proposals and input from outside advisors in making its recommendations to the full Board.

Interaction with Consultants

From time to time, the Compensation Committee seeks advice from outside experts in the executive compensation field.  The Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues.  In 2008, the Committee retained Amalfi Consulting, LLC (“Amalfi Consulting”) to assist with several projects.

Amalfi Consulting's consultants report directly to the Compensation Committee and the Committee discusses, reviews, and approves all consulting projects performed by Amalfi Consulting.  The Compensation Committee periodically reviews the relationship with Amalfi Consulting and considers competitive proposals from other firms.  There were no other relationships between the Company and Amalfi Consulting in 2008.

In addition, the Compensation Committee utilized the services of Sullivan & Cromwell LLP to assist with the development of change-in-control agreements and the updating of various executive compensation plans and agreements for Internal Revenue Code Section 409A compliance purposes.

Compensation Committee Activity and Key Initiatives During 2008

The Compensation Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position and to meet the goal of attracting, retaining, and motivating key executives.  In 2008, the Compensation Committee met nine (9) times and completed the following initiatives:

•  Overall Compensation for Executive Management – In coordination with Amalfi Consulting, the Compensation Committee reviewed the compensation philosophy and structure, as well as the compensation peer group for the Company.  As previously noted, as a result of the Bank’s transition, all were updated to reflect the present financial outlook.  Last, in 2009, the Compensation Committee reviewed a market analysis of compensation in order to design the 2009 compensation programs

•  Review of Annual Incentive Plan (“AIP”) – The Compensation Committee reviewed the payout levels and the Bank-wide performance against performance measures for 2007.  The Compensation Committee accepted management’s recommendation to make no payment under this plan.  The Committee also reviewed and approved the AIP goals for 2008.

•  Design and Implementation of 2008 Long-Term Incentive Plan (“LTIP”) – The Compensation Committee worked with Amalfi Consulting to design and implement a new LTIP for key executives.  The new plan incorporates the following features:

1)	Annual grants of equity vesting on performance measured over rolling three-year periods with acceleration features upon the occurrence of certain events.

2)	Awards consisting of a 50/50 split between stock-settled Stock Appreciation Rights (“SARs”) and Performance Shares.

3)	Adjustments to the payout amounts under the plan to focus executives on long-term goals and to meet the targeted total direct compensation levels outlined by the Bank’s compensation philosophy.

•  Updates to Agreements for Key Executives – Employment agreements for Dean K. Hirata, Blenn A. Fujimoto and Denis K. Isono expired on March 31, 2008.  The Compensation Committee worked with both Sullivan & Cromwell LLP and Amalfi Consulting to define new change-in-control agreements intended to replace the Company’s practice of offering employment agreements to NEOs.

Details of the change-in-control agreements are discussed further in the “Employment, Change-in-Control and Retirement Agreements” narrative.

• Board Retainer Fees. The Compensation Committee reviewed and accepted the Board’s recommendation to reduce all directors’ and the Board Chairman’s retainer fees by 20% effective August 1, 2008.

•  Base Salaries.  The Compensation Committee reviewed the NEOs’ base pay and accepted the CEO’s recommendation of a 10% reduction in the salaries for the two Vice Chairmen, effective September 1, 2008 and the remaining NEOs effective January 1, 2009.

•  CEO Transition and New CEO Compensation Agreement.  On March 10, 2008, Clint Arnoldus entered into an agreement with the Company which provided for his early retirement as President and CEO on the earlier of the appointment of a successor or December 31, 2008.  Ronald K. Migita, the Company’s Chairman of the Board, was appointed President and CEO effective August 1, 2008, thereby replacing Mr. Arnoldus.  The Compensation Committee developed the terms of his compensation agreement for final approval by the Board.

•
409A Updates.  The Committee retained Sullivan & Cromwell LLP to assist in the update of the following plans to comply with Internal Revenue Code Section 409A which addresses the form and timing of any deferred compensation payment.  Section 409A updates did not change benefit amounts and only addressed regulatory compliance requirements.

o	Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan
o	Central Pacific Financial Corp. Long Term Incentive Plan
o	Central Pacific Financial Corp. 2004 Stock Compensation Plan
o	Supplemental Executive Retirement Plans (“SERPs”) for Dean K. Hirata and Blenn A. Fujimoto
▪
In updating the SERPs for Mr. Hirata for Section 409A purposes, the Compensation Committee approved the recommendation from management to combine his CB Bancshares, Inc. (“CBBI”) SERP and the Company’s SERP into one plan for administrative ease, with no change in benefits.

Pay Level and Benchmarking

Benchmarking is an important part of our executive compensation review process.  It includes an external review against peer companies and internal review based on pay equity, job scope, responsibility and experience.  For 2008, we designed our compensation structure to position an executive’s total direct compensation at about the 70th percentile of a peer group of certain high-performing banking companies, assuming we performed at expected target levels.

Selection Criteria for the Company's Compensation Peer Group – We worked with Amalfi Consulting to identify the peer group and selected twenty (20) banks based upon the following criteria:

1)	Compensation Group banks must be publicly-traded United States banks with executive compensation reported in public filings.
2)	Prior year annual assets must be between $3 billion and $11 billion.
3)	Once the list of banks was compiled based upon the criteria above, the list was narrowed to twenty (20) peers by selecting the highest ranked banks on the combination of the following metrics:

a)	three-year total shareholder return;
b)	three-year average return on average tangible equity (“ROATE”); and
c)	three-year average net interest margin

The Compensation Committee reviews the Compensation Peer Group’s composition on an annual basis and modifies the group as necessary to ensure alignment with the Company’s compensation philosophy, structure and targeted performance levels.  In determining the actual pay level of each NEO, the Compensation Committee compares comparable positions in the peer group and also considers issues of internal pay equity, scope of responsibility and experience.

Target Total Executive Compensation

The following table shows how average compensation levels for the NEOs compared to the Compensation Peer Group for both 2008 and 2009 for salary, cash compensation, total direct compensation and total compensation using annual incentive and long-term incentive payouts at the target award opportunity levels under the 2008 and 2009 AIP and LTIP plans.

Comparison of the Company to Compensation Group
	Salary	Total Cash Compensation (Salary + Annual Incentives)	Total Direct Compensation (Total Cash + Equity and Long-Term Incentives)	Total Compensation (Total Direct + Other Compensation + Retirement Benefits)
2008 Target Percentile Rank to Peers	62nd Percentile	70th Percentile
Target Level of Performance: Average Difference for all five NEOs Between Company and Peers	0%	-11%	-7%	0%

The average difference noted above for 2008 reflects the compensation for Messrs. Arnoldus, Hirata, Fujimoto, Isono & Chinn.  Due to Mr. Migita’s compensation arrangement, which is an individualized performance based plan designed upon his August 1, 2008 hire and its distortion of Target Level Performance, he is not included in this comparison.

At the targeted level of performance in 2008, the average difference in compensation compared to market for each NEO was within a competitive range of the market (11% below the desired benchmark at most).  However, the 2008 structure resulted in a slightly broader range of differences on an individual-by-individual basis compared to market.  In designing the 2008 structure, the Compensation Committee reviewed these differences and determined that a reasonable amount of variance to market was acceptable in order to preserve internal compensation differences among NEOs due to relative differences in experience and responsibility across the executives (internal pay equity relationships).

Compensation Peer Group

The following peer group was created in 2007 and was used in coordination with the Company’s compensation philosophy to help establish the 2008 compensation structure for the NEOs, including salaries, and opportunity levels under the annual incentive and long-term incentive plans.  The financial measures shown reflect the periods used in determining whether the peers met the criteria described previously under Selection Criteria for the Company's Compensation Peer Group.

	Company Name	Ticker	City	State	Total Assets	Total Return	ROATE	Net Interest Margin
					2006	3 Year(1)	3yr Avg	3yr Avg
					($000)	(%)	(%)	(%)
1	East West Bancorp, Inc.	EWBC	Pasadena	CA	10,823,711	34.8%	21.66%	4.15%
2	Bank of Hawaii Corporation	BOH	Honolulu	HI	10,571,815	28.5%	25.80%	4.32%
3	Whitney Holding Corporation	WTNY	New Orleans	LA	10,185,880	13.6%	15.69%	4.80%
4	First Midwest Bancorp, Inc.	FMBI	Itasca	IL	8,441,526	14.3%	24.89%	3.82%
5	Cathay General Bancorp	CATY	Los Angeles	CA	8,026,508	4.9%	23.70%	4.17%
6	Pacific Capital Bancorp	PCBC	Santa Barbara	CA	7,494,830	-2.0%	24.87%	5.39%
7	Umpqua Holdings Corporation	UMPQ	Portland	OR	7,344,236	32.7%	21.97%	4.75%
8	SVB Financial Group	SIVB	Santa Clara	CA	6,081,452	42.9%	16.83%	6.41%
9	First Community Bancorp	FCBP	San Diego	CA	5,553,323	66.2%	34.65%	6.21%
10	National Penn Bancshares, Inc.	NPBC	Boyertown	PA	5,452,288	4.8%	25.93%	3.81%
11	NBT Bancorp Inc.	NBTB	Norwich	NY	5,087,572	11.7%	19.48%	3.91%
12	Westamerica Bancorporation	WABC	San Rafael	CA	4,769,335	-4.0%	35.43%	4.85%
13	Prosperity Bancshares, Inc.	PRSP	Houston	TX	4,586,769	44.0%	32.40%	3.75%
14	Community Bank System, Inc.	CBU	De Witt	NY	4,497,797	0.2%	22.12%	4.18%
15	Sterling Bancshares, Inc.	SBIB	Houston	TX	4,117,559	34.6%	14.42%	4.64%
16	Hanmi Financial Corporation	HAFC	Los Angeles	CA	3,725,243	28.5%	27.52%	4.64%
17	BancFirst Corporation	BANF	Oklahoma City	OK	3,418,574	55.8%	16.86%	4.60%
18	Taylor Capital Group, Inc.	TAYC	Rosemont	IL	3,379,667	25.0%	19.33%	3.68%
19	S&T Bancorp, Inc.	STBA	Indiana	PA	3,338,543	20.5%	18.91%	3.97%
20	Frontier Financial Corporation	FTBK	Everett	WA	3,238,464	62.1%	19.71%	5.45%
	Average				6,006,755	25.9%	23.11%	4.58%
	25th Percentile				4,019,480	10.0%	19.22%	3.95%
	50th Percentile				5,269,930	26.7%	22.05%	4.46%
	75th Percentile				7,627,750	36.8%	25.83%	4.81%
	Central Pacific Financial Corp.	CPF	Honolulu	HI	5,487,192	45.8%	22.64%	4.56%
	Percentile Rank of the Company to the Compensation Group				54%	85%	51%	51%

(1) Three-year total shareholder return measured on June 12, 2007.

For 2009 pay levels and benchmarking, the Compensation Committee worked with Amalfi Consulting to update our compensation philosophy and structure to achieve the earlier described compensation objectives.  A new peer group was selected based on the following criteria:

o	United States publicly traded financial institutions.
o	Headquartered in major United States metropolitan areas, primarily on the West coast of the United States.
o	$3-10 billion in assets.

Compensation Framework

Mix of Compensation – Our compensation structure is designed to place the majority of an executive’s direct compensation at-risk.  In addition, we changed our long-term annual incentive plan for 2008 to place increased importance on long-term goals and the proportion of compensation at-risk.  The tables below show the percentage of direct compensation (all compensation excluding perquisites and retirement benefits) allocated to fixed salary, as well as the annualized value of variable annual and long-term incentive components, at target and maximum performance levels.  For comparative purposes, these tables show allocations to direct compensation for both 2008 and 2009 compensation structures.

Under the terms of Clint Arnoldus’ early retirement agreement with the Company he was not eligible to participate in the long-term incentive plan for 2008; and was entitled to the target payout of 60% of his salary under the annual incentive plan. Therefore, the pay mix for Mr. Arnoldus in 2008 is distinct from the other NEOs of the Company and reflects the terms of his early retirement.

Compensation Structure for new CEO Migita – The Compensation Committee recommended and the Board approved a compensation structure for Mr. Migita that differs from the other NEOs when he transitioned from Chairman to Chairman, President and CEO in August 2008.  Mr. Migita is entitled to a base salary of $1 and a retainer as Chairman of $160,000 per year (with no director meeting fees), however, and all other compensation is variable and performance based.  The decision to weigh a substantial portion of compensation on performance was made to drive focus toward improving the near term financial performance of the Company and the Bank.  The performance period for Mr. Migita’s variable and performance-based compensation commences on August 1, 2008 and ends on June 30, 2009.

Mix of Fixed & Variable Pay for NEOs for both 2008 and 2009

Elements of Compensation – Our executive compensation program consists of the following components:

•	Salary — Fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•
Annual Cash Incentive — Pay that varies based on performance against annual business objectives; we communicate the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

•	Long-Term Incentives — Equity-based awards with values driven by performance over at least three (3) years.

•	Executive Retirement Benefits — The former CEO and the Vice Chairs have Supplemental Executive Retirement Plan (“SERP”) agreements.

•
Other Compensation — Includes perquisites, consistent with industry practices in comparable banking companies, as well as broad-based employee benefits such as medical, dental, disability, 401(k) Retirement Savings Plan and life insurance coverage. Certain executives have vested participation in our frozen Defined Benefit Pension Plan, as discussed in the narrative following the Pension Benefits table.

Salary

We pay our executives cash salaries intended to be competitive and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying salary is to provide a base level of compensation to fairly reflect the executive’s job and scope of the role performed within the Company.  There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Compensation Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives. For 2008, we targeted salaries at about the 60th to 65th percentile of the Compensation Peer Group.

In making salary decisions, the Compensation Committee also considers the positioning of projected total compensation with target-level performance incentives.  Because we set incentive opportunities as a percentage of salary, changes in salary have an effect on total compensation.  Before recommending salary changes to the Board, the Committee reviews the projected total compensation based on the proposed salaries.

Salary Adjustments Made in Year 2008 – The 2007 overall compensation review resulted in a greater focus on incentive compensation for 2008 which coupled with the negative financial performance of the Company, led to a decision not to increase base salaries.   In addition, the the Committee accepted management’s recommendation to reduce the Vice Chair’s base salaries by 10% effective September 1, 2008 and the remaining two (2) NEOs’ base salaries by 10% effective January 1, 2009.  This recommendation was in response to the financial performance factors affecting the Company and the need to reduce expenses.

Name	Position	Annual Base Salaries
		1-Jan-08	1-Jan-09
Ronald K. Migita (1)	Chairman of the Board, President & CEO	$1	$1
Dean K. Hirata (2)	Vice Chairman & CFO	$305,000	$ 274,500
Blenn A. Fujimoto (2)	Vice Chairman	$295,000	$ 265,500
Curtis W. Chinn (2)	Executive Vice President, Chief Risk Officer	$235,000	$ 211,500
Denis K. Isono (2)	Executive Vice President, Operations	$235,000	$ 211,500

(1)
Hired as President and CEO on August 1, 2008.  From January 1, 2008 through July 31, 2008, Mr. Migita received an annual Chairman’s retainer of $200,000 which was pro-rated and paid monthly, and Board meeting fees.  Upon being hired as CEO and President on August 1, 2008, Mr. Migita continued to receive a Chairman’s retainer but it was reduced to a $160,000 annual retainer and was pro-rated and paid monthly, ceased receiving Board meeting fees, and received an annual base salary of $1.  Based on the foregoing, Mr. Migita received the total amount of $183,335 in 2008 comprised of his annual Chairman retainer, Board meeting fees (through July 31, 2008), and an annual base salary of $1; and, he will receive $160,001 in 2009 comprised of his annual Chairman retainer of $160,000 and his annual base salary of $1.

(2)	Salary Increases for all other NEOs effective July 1, 2007.

Annual Cash Incentives

We use annual incentives to focus executives’ attention on current strategic priorities and drive achievement of short-term corporate objectives.  Executives with the corporate title of Executive Vice President or above during 2008, including all of the NEOs, with the exception of Mr. Migita, were eligible to participate.

The following table represents the 2008 annual incentive opportunity levels at threshold, target and maximum.  The opportunity levels were chosen to position compensation near the targeted percentiles of the peer group.  The threshold levels were set at 95% of target performance metrics to encourage high performance.

Annual Incentive Plan: 2008 Opportunity
Executive	Annual Incentives as a Percent of Base Salary
	Threshold	Target	Maximum
Clint Arnoldus (1)	NA	60%	NA
Dean K. Hirata	40%	50%	75%
Blenn A. Fujimoto	40%	50%	75%
Denis K. Isono	36%	45%	70%
Curtis W. Chinn	36%	45%	70%

(1) Per Clint Arnoldus’ early retirement agreement, his 2008 annual incentive is a pro-ration of target based on the numbers of days worked in 2008.

2008 Annual Incentive Plan (“AIP”) – The AIP in place for 2008 contained specific threshold, target, and maximum award opportunities as a percentage of salary for each executive. The threshold goals for 2008 were not met and as such, no annual cash incentive was paid except for what may be paid to Mr. Arnoldus under his early retirement agreement.  In the tables below, we detail the Bank-wide performance goals used for the four (4) NEOs in 2008, the rationale for selecting each criteria, and the actual performance results for each goal for 2008.  Bank-wide goals comprised 60% of the measurement of performance, and are each weighted equally at 15%.

2008 Bank-wide Performance Goals for the Annual Incentive Plan
Criteria	Performance Level			Rationale	Actual Performance
	Threshold	Target	Maximum
Net Income vs Budget (in 000's)	$45,916	$48,372	$58,000	Focuses on achievement of a key financial goal. Excludes extraordinary and non-recurring items not reflected in the budget.	Threshold Not Met
Return on Average Assets (“ROAA”) vs Index (1)	1.17%	1.23%	1.30%	Promotes profitability in line with high-performing banks. Measurement is less affected by changes in capital structure.	Threshold Not Met
Net Charge-off Ratio	Discretionary assessment of performance in management of this criteria.			Focuses on the successful management of credit quality.	Threshold Not Met
Net Interest Margin (“NIM”) vs Index (1)	4.56%	4.44%	5.10%	The loan portfolio yield and the cost of funds should be in line with high-performing banks.	Threshold Not Met

(1)
The index comparison means that the target goal is to achieve at least the 70th percentile of high performing peers; threshold performance would be at least the 66th percentile and maximum would be at the 85th percentile or more.

The Compensation Committee selects department/individual performance goals appropriate to the role and responsibility of the NEO.  Under the plan for 2008 the individual goals were set and accounted for 40% of each executive’s overall performance assessment.  Individual goals included elements such as managing capital and liquidity; growing deposits; managing asset quality and concentration limits; deploying community based banking; security and business continuity plans; strengthening the banks end-to-end processes.  The performance targets associated with the individual goals were established based on the principle that the attainment of targeted levels should generally be in alignment with the Company’s budget.  However, given the challenging economic environment and demands on the Bank during the year, achieving the targeted level of performance goals was viewed as highly difficult.  As discussed above, since the threshold goals were not met, no annual incentive was paid for the remaining four (4) NEOs.

2009 Annual Incentive Plan – Management presented and the Compensation Committee accepted a recommendation to forgo Annual Incentive Plan payments for 2009 performance as a result of the expected financial performance of the Company in 2009 and to further support the Company’s expense reduction efforts.

Special Annual Incentive Arrangement for New CEO – Mr. Migita’s annual incentive period is from August 1, 2008 to June 30, 2009.  The following table sets forth the general goals and opportunity for this period.

Criteria	Target			Maximum
	Cash	Equity	Weight	Cash	Equity	Weight
Increase Capital and Maintain Compliance with Regulatory Capital Requirements	$62,500	$187,500	25%	This goal must be met to qualify for and receive any maximum awards
Loan Portfolio Repositioning	$37,500	$112,500	15%	$75,000	$225,000	20%
Increase Shareholder Return	$37,500	$112,500	15%	$75,000	$225,000	20%
Reduce Efficiency Ratio	$37,500	$112,500	15%	$75,000	$225,000	20%
Manage Loan and Deposit Balances	$37,500	$112,500	15%	$75,000	$225,000	20%
Increase Net Interest Margin	$37,500	$112,500	15%	$75,000	$225,000	20%
Total Opportunity	$250,000	$750,000	100%	$375,000	$1,125,000	100%

The goals for Mr. Migita’s incentive opportunity were selected based on their ability to focus short-term performance on delivering near term financial results.  The achievement levels for these goals are based on the Company’s earlier financial projections and given the rapidly changing and challenging economic environment are considered difficult to achieve.  Achievement of a portion of these goals was required by December 31, 2008.

Long-Term Incentives

We use long-term incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders.

Summary of Performance and Awards for the 2005 Long-Term Incentive Plan (“LTIP”) – In March 2008, the 2005-2007 LTIP vested based on performance over the three year period from 2005 to 2007 and the Company awarded cash, Performance Shares and Stock-settled SARs.  The table below provides the opportunity and actual payouts under the 2005 LTIP.  Along with the actual awards, we present a summary description of the performance levels achieved related to the plan criteria.

Total Long-Term Incentive for 2005-2007 as a Percentage of Annualized Salaries
Executive	Threshold	Target	Maximum	Actual Awards			Summary of Performance Achievement During Each 3-Year Measurement Period
				Amount	As a % of 2005 Base Salary	As a % of 2007 Base Salary
Clint Arnoldus	64%	80%	125%	$225,051	37%	35%
2005 – Target performance achieved, with 2 of 3 measures slightly above and 1 just below target.
2006 – Overall performance between threshold and target, with 1 of 3 measures near max and 2 measures between threshold and target.
2007 – Overall performance between threshold and target, with 2 of 3 measures below threshold and 1 measure just below target.

Dean K. Hirata	44%	55%	85%	$96,312	48%	36%
Blenn A. Fujimoto	44%	55%	85%	$93,731	48%	38%
Denis K. Isono	40%	50%	80%	$91,051	48%	42%
Curtis W. Chinn	40%	50%	80%	$36,077	22%	16%

The Cash LTI and Performance Shares under the 2005 LTIP were granted solely in 2005, while the SARs were granted in one-third (1/3) portions in each of 2005, 2006, and 2007 respectively.  The Cash LTI and Performance Shares included only a performance vesting condition, while the SAR grants included both a performance vesting condition and a continued service vesting condition.  Accordingly, the Cash LTI awards, Performance Shares, and one-third (1/3) of the SARs earned under the 2005 LTIP vested on March 15, 2008 and recipients became free of any further obligations or restrictions on the awards.  However, while two-thirds (2/3) of the SARs vested on March 15, 2008 with respect to performance, recipients remain subject to a continued service vesting condition.  These remaining SARs will vest with respect to service on the third anniversary of the grant date, in March of 2009 and 2010 respectively.

Design of 2008 Long-Term Incentive Plan – During 2007, with the assistance of Amalfi Consulting, the Compensation Committee designed a new plan (the “2008 LTIP”) to align with changing priorities in the Bank’s longer-term strategic goals.  The 2008 LTIP took effect in January 2008 and is different in a number of ways from the previous plan.  The plan features are summarized below.

Equity Awards Only – Under the 2008 LTIP, grants consist solely of Stock SARs and Performance Shares.  The LTIP grants are evenly split between the two forms of equity.  These forms of equity provide the following advantages:

•	Stock SARs function in a similar manner to options, however since the Company only issues shares to cover the appreciation of the stock this form is less dilutive than options.

•
Performance Shares provide a stronger link between executive performance and Company goals than restricted stock on a time vesting schedule.  In addition, applying performance goals to the vesting helps the Company fund the incentive program.

Increase in Award Opportunity – To meet our goal of targeting total compensation at the 70th percentile under our previous compensation philosophy, structure and objectives and to place a greater emphasis on equity over cash incentives in order to increase the link to shareholder value, the award opportunity under the 2008 LTIP was increased.  While the Compensation Committee increased award opportunities under the 2008 LTIP, we did not increase award opportunities under the AIP for 2008.  The resulting changes shifted incentive pay opportunity towards the Bank’s longer-term strategic goals. The table below details the award opportunity under the 2008 LTIP.

2008 Long-Term Incentive Plan Payout Levels (% of Salary)
Executive	Threshold	Target	Maximum
Dean K. Hirata	72%	90%	135%
Blenn A. Fujimoto
Denis K. Isono	56%	70%	105%
Curtis W. Chinn

Annual Grants – The 2008 LTIP provides for annual award grants, with rolling three-year performance periods.  This granting methodology provides a means for the Company to assess long-term goals on an annual basis and ties the long-term compensation to these goals.  It also provides a way to balance out the effect of both unusually weak and strong performing years on an ongoing basis, maintaining the overall targets of the executive compensation package throughout the employment tenure of the executive.  Finally, the annual awards serve as a strong retention device by providing consistent levels of actively vesting grants subject to forfeiture upon certain employment termination scenarios.

Update to Performance Metrics – The Compensation Committee defined new measures for the 2008 LTIP to address the Company’s strategic needs.  For 2008, the Committee selected the single performance measure of stock price.  This measure creates a close alignment with shareholder’s interests and simplifies plan administration.  In the table below, we present the structure of the plan with respect to the goals on this measure.

2008 Long-Term Incentive Plan Performance Requirements and Impact on Awards
Type of Award	Level of Award Granted
	Threshold	Target	Maximum
Stock SARs	There is no award at a performance level below target. If the Bank fails to meet target the executive will not earn Stock SARs.
Stock price has to achieve the previous 12-month average stock price ($27.52) at least once during the 5 stock trading days immediately preceding the end of the 3-year performance period, and it has to have hit that level for at least 20 consecutive stock trading days during the 3-year performance period.

Stock price has to achieve an annualized 7.0% increase over the 3-year period from the 12-month average stock price from the date of grant (being $33.71) at least once during the 5 stock trading days immediately preceding the end of the 3-year performance period, and it has to have hit that level for at least 20 consecutive stock trading days during the 3-year performance period.

Performance Shares	1/3 of the target level of performance shares will vest with time on the third anniversary of the grant. This is strictly time vesting and will occur regardless of stock price performance.

Review of Prior Amounts Granted and Realized.  We intend to motivate and reward our executives to achieve superior future performance, and consider prior gains (or losses) from stock compensation to determine if future equity awards at the chosen opportunity levels are appropriate for retention and realignment with shareholder value.

2009 Long Term Incentive Plan Design and Goals - Based on the establishment of the new peer group and Compensation Philosophy, the LTIP payout levels for 2009 have been modified as follows:

2009 Long-Term Incentive Plan Payout Levels (% of Salary)
Executive	Threshold	Target	Maximum
Dean K. Hirata	35%	70%	105%
Blenn A. Fujimoto
Denis K. Isono	30%	60%	90%
Curtis W. Chinn

While payout levels have been modified, types of awards continue to be all equity.  Any equity to be awarded will be based on 2009 performance in a mix of 50% Stock SARs and 50% Restricted Stock granted in March 2010 followed by two (2) years of service vesting ending in March 2012.

The actual level of payout will be left to the Compensation Committee’s discretion and will consider the performance achievement of the 2009 annual objectives as outlined below:

•	Maintain Compliance with Regulatory Capital Requirements.
•	Increase Shareholder Return.
•	Increase Revenue Diversification and Manage Expenses.
•	Retain and Grow Core Deposits.
•	Manage Net Interest Margin.

Working with external compensation consultants the Compensation Committee selected this long term incentive plan design because:

1)	Given the unprecedented environment affecting financial institutions, establishing a long term goal that is achievable yet drives high performance is unrealistic;
2)	Management has no Annual Incentive Plan for 2009; and
3)	The requirement of an additional two (2) year vesting period will continue to focus management performance on increasing shareholder value over the long term.

Executive Retirement Benefits

We provide Supplemental Executive Retirement Plan (“SERP”) benefits for Dean K. Hirata and Blenn A. Fujimoto  as a part of their overall compensation package and previously to Mr. Arnoldus under the terms of his employment agreement.  The SERPs help support our objective of maintaining a stable, committed, and qualified team of key executives through the inclusion of retention and non-competition provisions.  The Compensation Committee’s analyses of competitive positioning of total compensation takes into account the value of executive retirement benefits.  We currently have SERP agreements with Messrs. Hirata and Fujimoto.  The SERPs are designed to retain our key executives and provide retirement benefits comparable to those in peer banking companies and the broader industry.  For Messrs. Hirata and Fujimoto, SERP benefits vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention: 0% vesting before four (4) years, 10% vesting per year in years four through six, 15% vesting per year in years seven and eight, and 20% vesting per year in years nine and ten.  Mr. Hirata previously had two (2) SERPs; one (1) through CB Bancshares, Inc. (“CBBI”), and one (1) through the Company.  Both SERPs were recently combined into one (1) plan for administrative ease and did not change any benefit amounts including his entitlement to the full vested amounts under the CBBI Plan until such time that benefit is exceeded by the benefit provided under the new combined Company Plan.  Both Messrs. Hirata’s and Fujimoto’s SERPs were also updated in 2008 to comply with Section 409A of the Internal Revenue Code.  Mr. Fujimoto is also entitled to benefits under the Company’s Defined Benefit Pension Plan.  This Plan was frozen and closed to new participants effective December 31, 2002. We provide additional details regarding our Defined Benefit Pension Plan and SERP arrangements in the narrative following the Pension Benefits table.

Other Compensation

The NEOs participate in our broad-based employee benefit plans, such as medical, dental, 401(k) and profit sharing, deferred compensation plan, supplemental disability and term life insurance programs.  All of the NEOs received an automobile allowance and fees for country club memberships.  We also reimbursed Messrs. Arnoldus, Hirata, Fujimoto, and Isono for their spouses’ travel expenses, to the extent their respective spouses accompanied them on certain business trips.  In addition, we paid fees for a home security system for Mr. Arnoldus through his date of employment.  Mr. Migita also receives a retainer fee as Chairman of the Board, and received Board meeting fees through July 31, 2008.  The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table.  The Compensation Committee believes that these items enhance the efficiency of our key executives and are consistent with industry practices in comparable banking companies. The Compensation Committee regularly reviews the perquisites we provide.

Other Issues Relevant to Executive Compensation - Emergency Economic Stabilization Act of 2008 (“EESA”) and American Recovery and Reinvestment Act of 2009 (“ARRA”)

On January 9, 2009, as part of the Capital Purchase Program and pursuant to the terms of a Letter Agreement, dated January 9, 2009 and the related Securities Purchase Agreement—Standard Terms (collectively, the “Securities Purchase Agreement”), the Company issued and sold to the U.S. Treasury (i) 135,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value and having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 1,585,748 shares of the Company’s common stock, no par value, at an exercise price of $12.77 per share, for an aggregate purchase price of $135 million in cash.

Executive Compensation Limitations under EESA, ARRA and the Securities Purchase Agreement.  Under EESA, ARRA and the Securities Purchase Agreement, the Company will be subject to certain restrictions with respect to the compensation of its Senior Executive Officers and other specified employees until such time as the U.S. Treasury ceases to own any equity or debt securities acquired from the Company pursuant to the Capital Purchase Program (the “Securities”). The specific impact of the restrictions and limitations is currently uncertain, as a number of the provisions remain subject to the issuance of regulations by the U.S. Treasury. The Company is continuing to assess the impact of the new restrictions and limitations on its compensation practices and will assess and comply with applicable regulations issued by the U.S. Treasury when available.

For purposes of these restrictions, “Senior Executive Officers” or “SEOs” are defined as (1) the principal executive officer, (2) the principal financial officer and (3) the three most highly compensated executive officers other than the principal executive and financial officers as determined under applicable SEC rules. The Company has determined the following named executive officers of the Company constitute “SEOs”:  Mr. Migita, Mr. Hirata, Mr. Fujimoto, Mr. Isono and Mr. Chinn.

Unnecessary and Excessive Risk.  The Company must take the following steps to prevent incentivizing SEOs from taking unnecessary and excessive risks that threaten the value of the Company during the period the U.S. Treasury holds the Securities:

—
the Compensation Committee (i) by 90 days after the purchase under the Capital Purchase Program must review the SEOs’ incentive and bonus compensation arrangements with senior risk officers (or other personnel that act in a similar capacity) to ensure that the SEO incentive arrangements do not encourage SEOs to take such unnecessary and excessive risks and (ii) must make reasonable efforts to limit any features of the SEOs’ incentive arrangements that would lead the SEO to take such unnecessary and excessive risks;

—
the Compensation Committee must meet at least annually, while U.S. Treasury holds the Securities, with the senior risk officers to review the relationship between the institution’s risk management policies and the SEO incentive arrangements;

—
the Compensation Committee, comprised entirely of independent directors, must meet at least semi-annually, while U.S. Treasury holds the Securities, to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such plans; and

—	the Compensation Committee must certify in the Compensation Committee Report included in the Company’s proxy statement that it has completed the reviews discussed in the prior two bullet points.

General Prohibition.  ARRA included an additional compensation standard prohibiting the use of any compensation plan that encourages manipulation of reported earnings.

Prohibition on Bonus, Retention Awards or Incentive Compensation.  During the period the U.S. Treasury holds the Securities, the Company will be prohibited from paying or accruing any bonus, retention award or incentive compensation to any SEO. These restrictions do not apply to “long term” restricted stock that (1) does not “fully” vest while the Securities remain outstanding, (2) has a value that is one-third or less of the total amount of annual compensation of the employee receiving the restricted stock and (3) is subject to such other terms and conditions as U.S. Treasury may determine is in the public interest. The exact application of these restrictions to the Company is unclear.

Clawbacks.  Any incentive or bonus payments paid to an SEO and the next twenty most highly-compensated employees during the period that the U.S. Treasury holds the Securities must be subject to a “clawback” if the payments were based on materially inaccurate financial statements or any other materially inaccurate financial performance metric criteria.

Golden Parachute Payment Prohibition.  The Company may not make any “golden parachute payments” to SEOs or the next five most highly compensated employees during the period the U.S. Treasury holds the Securities. For these purposes, the term “golden parachute payment” generally means any payment to a subject individual made on account of any termination from employment.

Deduction Limitations.  EESA also applies an amended deduction limitation under Section 162(m) of the Internal Revenue Code to the Company for the period that U.S. Treasury holds the Securities.  Under this new deduction limitation, the deduction limit for remuneration paid to SEOs during any taxable years was reduced from $1 million to $500,000.  The $500,000 deduction limit is computed without regard to “performance-based compensation” and certain deferrals of income.

Limitation on Luxury Expenditures.  ARRA requires the Board, during the period that U.S. Treasury holds the Securities, to have in place a Company-wide policy regarding excessive or luxury expenditures, as identified by the U.S. Treasury.

Review and Renegotiation of Previously Paid Compensation.  ARRA requires the U.S. Treasury to review any bonuses, retention awards and other compensation paid to SEOs and the next 20 most highly compensated employees before the date of enactment of ARRA to determine whether any of these payments were inconsistent with the purpose of ARRA or TARP or otherwise contrary to the public interest.  If so, the U.S. Treasury is directed to negotiate an appropriate reimbursement to the government, although it is not given the authority to compel the return of any payments.

CEO and CFO Certifications of Compliance.  ARRA requires the CEO and CFO to provide to the SEC, written certifications of compliance with the EESA and AARA executive compensation and corporate governance requirements.

As the Compensation Committee reviews the Company’s compensation arrangements going forward, it will continue to take into account, and the Company will comply with, the restrictions set forth in EESA and ARRA and related regulations, as they are promulgated.

Letter Agreements of the SEOs.  In connection with the issuance of the Securities, each of the named executive officers that is or may be an SEO for purposes of the Capital Purchase Program executed a letter agreement acknowledging and agreeing to the following:

—
The officer will not be entitled to receive certain golden parachute payments during the period in which the U.S. Treasury holds the Securities under the Capital Purchase Program (the “Capital Purchase Program Covered Period”).

—
The officer will be required to and shall return to the Company any bonus or incentive compensation paid to the officer by the Company during the Capital Purchase Program Covered Period if such bonus or incentive compensation is paid to the officer based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

—
Each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (the “Benefit Plans”) applicable to the officer is amended to the extent necessary to give effect to the immediately preceding bullet points.

—
To the extent that the Company determines that the Benefit Plans must be revised to ensure that the Benefit Plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company, the officer and the Company will agree to negotiate and effect such changes promptly and in good faith.

Additionally, each of the named executive officers who is an SEO for purposes of the Capital Purchase Program executed a letter agreement setting forth the order in which payments and benefits will be reduced in the event required in connection with “golden parachute” limitations required in connection with the Company’s participation in the Capital Purchase Program.

Adjustment or Recovery of Awards

Although we do not have a separate policy regarding recovery or clawback of incentive awards in the event of misstated or restated financials results, with our participation in the Capital Purchase Program, as discussed above, we are required to ensure that any executive incentive compensation plan does include such a provision for inaccurate financial statements or incentive criteria.  It is the Company’s intent to comply with this requirement and to update the language of our plans accordingly.  Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results).  In addition, Section 304 of the Sarbanes-Oxley Act provides the ability to recover incentive awards if we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct.  In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months.

Timing of Equity Grants

On October 25, 2006, we adopted formal guidelines regarding the equity grant process and related controls.  The guidelines, which were reviewed and readopted (with minor changes) on January 30, 2008, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment.  The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date.

Stock Ownership Guidelines

On July 27, 2005, the Board adopted stock ownership guidelines applicable to all directors and executive officers of the Company and the Bank, which were reviewed and readopted (with minor changes) on January 30, 2008.  The guidelines are discussed in more detail under the prior section entitled “CORPORATE GOVERNANCE AND BOARD MATTERS - Director/Executive Officer Stock Ownership Guidelines”.  These guidelines have been established to more closely align NEOs’ interest with shareholders as well as for retention purposes.  The ownership multiples vary based on the level of the position within the Company.

Employment, Change-in-Control and Retirement Agreements

On March 31, 2008, all NEO employment agreements in effect at that time, with the exception of Mr. Arnoldus’, expired.  Messrs. Isono and Chinn have executed change-in-control agreements with the Company, which in general include the same types of benefits for the executive for termination after a change-in-control, and the same types of post-termination non-competition and non-solicitation covenants, as were included in the employment agreements.  The terms of these agreements were determined based on a review of peer benefit practices and the multiple of pay is based on the level of the position within the Company.

In March, 2008, Mr. Arnoldus notified the Board of his intention to retire as President, CEO, and a member of the Board by December 31, 2008, and entered into an early retirement agreement with the Company.  The agreement provides that Mr. Arnoldus will continue to serve in his current capacities until the earlier of December 31, 2008 or the appointment of a successor, and will assist the Board in identifying and selecting a successor and achieving a smooth and seamless leadership transition.  Mr. Arnoldus’ compensation and benefits continue to be governed by his employment agreement until his retirement, at which time he would be eligible for the benefits provided to him for termination without “Cause” under his employment agreement.

Additional details regarding the change-in-control agreements and the early retirement agreement can be found in the narrative following the Option Exercises and Stock Vested table, and amounts that may be due to the NEO under these agreements are described and quantified in “Potential Payments Upon Termination or Change in Control”.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs.  For example, in selecting long-term incentive compensation elements, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards.  Under current accounting rules (i.e., Financial Accounting Standard 123R), we must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in our stock.  The grant-date fair value is amortized and expensed over the service period or vesting period of the grant.  In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date.  In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.  Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year.  In addition, our participation in the Capital Purchase Program has reduced this limit to $500,000 and expanded the definition of what is includable in “compensation”.  The Committee has retained the flexibility, however, to pay compensation which is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Conclusion

Our compensation structure reflects our commitment to link pay to performance, protect shareholder interests, and provide market-based compensation that will attract and retain highly talented executives critical to our success. The structure emphasizes at-risk incentive awards that vary with our financial results, and the award criteria are based on achieving our strategic plan. The Compensation Committee evaluates our compensation program and its related components on an ongoing basis and makes adjustments to our compensation structure, consistent with our compensation philosophy and objectives, as the Committee determines to be appropriate to maintain the Company’s competitive position.  The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a robust, carefully designed compensation structure which drives long-term shareholder value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2008, the Compensation Committee of the Company is composed entirely of the following six (6) independent directors: Colbert M. Matsumoto (Chair), Richard J. Blangiardi (Vice Chair), Christine H. H. Camp, Earl E. Fry, Maurice H. Yamasato, and Paul J. Kosasa.  This list of directors reflects a change in composition to the Committee effective in May 2008.  Clayton K. Honbo and Dwight L. Yoshimura previously served on the Committee from January through May 2008.  Christine H. H. Camp, Earl E. Fry, and Maurice H. Yamasato were added to the Committee in May 2008.  None of the Compensation Committee members are or were former officers or employees of the Company.  Relationships that members of the Compensation Committee have had and/or maintain with the Company are described in the foregoing CORPORATE GOVERNANCE AND BOARD MATTERS, Director Independence and Relationships section.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by each of the NEOs for the fiscal year ended December 31, 2008.  The material terms of employment and change-in-control agreements to which some of the NEOs are a party are discussed in the “Employment and Change-In-Control Agreements” narrative following the Option Exercises and Stock Vested table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Clint Arnoldus, President & CEO	2008	$367,500	na	na	na	na	na	$4,675,245	$5,042,745
	2007	$630,000	$0	na	na	$37,600	$282,175	$33,374	$983,149
	2006	$630,000	$0	na	na	$421,576	$292,324	$48,858	$1,392,758
Ronald K. Migita, Chairman of the Board, President & CEO	2008	$1	na	na	na	na	na	$217,133	$217,134
Dean K. Hirata, Vice Chairman & CFO	2008	$294,834	na	$41,313	$50,736	na	$267,512	$39,965	$694,360
	2007	$274,350	$0	($4,137)	$27,164	$9,486	$0	$25,465	$332,328
	2006	$243,700	$0	$38,641	$12,571	$145,738	$147,814	$41,978	$630,442
Blenn A. Fujimoto, Vice Chairman	2008	$285,167	na	$39,980	$49,156	na	$204,603	$29,808	$608,714
	2007	$257,850	$0	($4,032)	$28,083	$9,233	$19,298	$28,850	$339,282
	2006	$220,700	$0	$37,611	$12,233	$127,885	$362,316	$48,284	$809,029
Denis K. Isono, Executive Vice President	2008	$235,000	na	$26,204	$35,269	na	na	$22,830	$319,303
	2007	$217,800	$46,000	($3,909)	$27,312	$8,976	na	$22,666	$318,845
	2006	$200,600	$0	$36,561	$11,896	$110,901	na	$32,534	$392,492
Curtis W. Chinn, Executive Vice President & Chief Risk Officer	2008	$235,000	$0	$58,799	$38,368	na	na	$26,645	$358,812
	2007	$224,750	na	$33,585	$21,807	$3,557	na	$25,128	$308,827
	2006	$214,500	$0	$90,446	$2,463	$101,090	na	$61,534	$470,033

Note: amounts in parentheses “(  )” when used in the foregoing table and any other tables mean negative amounts.

(1)	Mr. Isono received a one-time discretionary cash award in 2007 related to his work in leading the Bank out of a regulatory order related to the Bank Secrecy Act.

(2)
This column represents the financial statement expense recognized for the grants of Performance Shares computed in accordance with Financial Accounting Standard (“FAS”) 123R, using the methods and assumptions described in note 15 of the financial statements filed with our Form 10-K for the year ended December 31, 2008.

Pursuant to our Long-Term Incentive Plan, Performance Shares were granted April 29, 2005 at a grant date price of $27.50 and cover the period from 2005 through 2007.  These shares vested on March 14, 2008 based on performance over the period from 2005 through 2007.   As of December 31, 2008, awards eligible for vesting by each of the remaining NEOs were:  Mr. Hirata, 10,904 shares, Mr. Fujimoto, 10,546 shares, Mr. Isono, 6,534 shares, and Mr. Chinn, 9,534 shares.

This column also includes the financial statement expense for Performance Shares granted under the 2008 LTI Plan at a grant price of $18.88 covering the period from 2008 thorough 2010.  Amounts granted to each of the NEOs is referenced below in the table Grants of Plan-Based Awards.

Mr. Arnoldus was not eligible to receive Performance Share awards in 2007 or 2008.

(3)
This column represents the financial statement expense recognized for the grant of SARs computed in accordance with FAS 123R, using the methods and assumptions described in note 15 of the financial statements filed with our Form 10-K for the year ended December 31, 2008.   Pursuant to our Long-Term Incentive Plan, SARs were granted in 2005, 2006, and 2007.   The number of SARs earned by each executive is based on performance in the corresponding fiscal year and is subject to three-year service vesting, so that earned SARs may not be exercised until three years after grant date.

This column also includes the financial statement expense for SARs granted under the 2008 LTI Plan covering the period from 2008 through 2010.  Amounts granted to each of the NEOs are referenced below in the table Grants of Plan-Based Awards.

The following table shows the grant date, the grant price, the Black-Scholes grant date fair value, and the Black-Scholes input assumptions employed to value the SARs awards under the 2005 & 2008 LTI Plans.

Grant	Grant Price	Black-Scholes Grant Date Fair Value	Volatility	Risk-Free Rate	Expected Life	Dividend Yield
4/29/2005	$32.60	$7.86	24.40%	4.00%	6.4 years	2.40%
3/15/2006	$35.10	$10.67	34.40%	4.70%	6.5 years	2.40%
3/14/2007	$35.90	$10.49	31.70%	4.50%	6.5 years	2.80%
3/12/2008	$18.88	$3.50	32.00%	2.80%	6.5 years	5.30%

For Mr. Chinn only, the year 2005 SARs were granted on March 15, 2005 at an exercise price of $35.79 and a Black-Scholes grant date fair value of $9.33 per share calculated using the following Black-Scholes assumptions: volatility, 24.2%; risk-free rate, 4.3%; expected life, 6.5 years; and dividend yield, 2.2%.

The following table shows the number of SARs earned by each NEO in 2005, 2006, and 2007.  Mr. Arnolus was not eligible to receive grants of SARs under the 2005 & 2008 LTI Plans.

Number of SAR Awards Earned Per Year
Name	2005	2006	2007
Clint Arnoldus	-	-	-
Dean K. Hirata	3,160	2,867	594
Blenn A. Fujimoto	3,075	2,790	578
Denis K. Isono	2,990	2,714	562
Curtis W. Chinn	1,165	1,058	439

The number of SARs granted to Mr. Chinn in 2006 was based on his target opportunity level before his promotion during that year.  To make up for this shortfall, the Company granted 7,500 incentive stock options with a three (3) year vesting period to Mr. Chinn on March 14, 2007 at a grant date price of $35.90.  The Black-Scholes grant date fair value of these awards was $11.40 per share, calculated using the following Black-Scholes assumptions: volatility, 33.1%; risk-free rate, 4.5%; expected life, 7.5 years; and dividend yield, 2.9%.

(4)	No cash incentive awards were earned by NEOs for 2008 performance.

(5)
We have SERP agreements with Messrs. Arnoldus, Hirata, and Fujimoto (“SERPs”) and we have a Defined Benefit Pension Plan benefit for Mr. Fujimoto.  These numbers represent the change in pension value between 2007 and 2008.  In July 2008, we implemented a non-qualified Deferred Compensation Plan for all eligible Company employees with total annual compensation of $90,000 or greater.  Under this Plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by any eligible participating employee.  No Plan earnings are considered to be “above-market” or “preferential” for participating NEOs and as such no amounts are reported in this column.

(6)
This column includes the incremental cost of perquisites, including an automobile allowance, country club dues, Company contributions to the 401(k) Retirement Savings Plan, dividends, and the Board Chairman retainer for Mr. Migita.  For Messrs. Arnoldus, Hirata, Fujimoto, and Isono, this column also includes travel expenses for the NEO’s spouse when the spouse accompanies the NEO on business travel, and also includes the cost of home security for Mr. Arnoldus.  On August 1, 2008, Mr. Arnoldus retired and this column includes paid and/or accrued and unpaid benefits associated with this early retirement agreement, which includes a SERP payment of $2,070,333, vacation payment of $22,413, present value of health insurance provided for life for Mr. Arnoldus and his spouse of $109,940, an accrued and unpaid bonus of $220,586, a cash payment of $2,016,000, and an additional SERP payment of $212,933.

The table below details the Other Compensation further including 401(k) Company contributions, automobile allowance, and country club amounts for each NEO during year 2008.  Mr. Migita’s Board Compensation includes a retainer as the Company and the Bank’s Chairman of the Board for the full year 2008 and board and committee meeting fees for which he was eligible to receive through July 31, 2008.  Other Compensation for Mr. Arnoldus pursuant to the term of his employment agreement and resulting from his early retirement include a SERP payment of $2,070,333, vacation payment of $22,413, present value of health insurance provided for life for Mr. Arnoldus and his spouse of $109,940, an accrued and unpaid bonus of $220,586, a cash payment of $2,016,000, and an additional SERP payment of $212,933.  Other amounts reported in the Other Compensation column for Messrs. Arnoldus, Fujimoto, Isono and Chinn are for dividends, spousal travel, and home security for Mr. Arnoldus.

Name	401(k) Retirement Savings Plan	Automobile Allowance	Country Club Dues	Board Compensation	Other Compensation	Total All Other Compensation
Clint Arnoldus	$9,200	$7,000	$6,839	na	$4,652,206	$4,675,245
Ronald K. Migita	$0	$5,000	$1,800	$210,333	na	$217,133
Dean K. Hirata	$9,200	$8,400	$22,365	na	na	$39,965
Blenn A. Fujimoto	$9,200	$8,400	$11,879	na	$329	$29,808
Denis K. Isono	$9,200	$8,400	$5,050	na	$180	$22,830
Curtis W. Chinn	$9,200	$8,400	$6,945	na	$2,100	$26,645

NON-QUALIFIED DEFERRED COMPENSATION

On July 1, 2008, the Company implemented a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $90,000 or greater to defer up to 80% of base pay and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis.  In 2008, Mr. Fujimoto was the only NEO who deferred amounts under the Central Pacific Bank Deferred Compensation Plan.

A participant is always 100% vested in his or her deferred amounts.  Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for appreciation or depreciation in value based on hypothetical measurement funds in one or more of the available measurement funds chosen by the participant.  The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, or if none, for key employees the date that is six months following a separation from service, (b) the participant’s death, (c) the participant’s disability or (d) an “unforeseeable emergency”.  For distributions upon a separation from service or at a specified time chosen by a participant, the participant may choose to receive deferred amounts as a lump sum cash payment or in annual installments over a period not to exceed five years.  For distributions on all other events, payments will be made as a cash lump sum.

Central Pacific Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets.  The assets are at all times subject to the claims of the Company’s general creditors.

Set forth below is information regarding the amounts deferred by or for the benefit of the NEOs in 2008.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY	Aggregrate Earnings in Last FY	Aggregrate Withdrawals/ Distributions	Aggregrate Balance at Last FYE
Clint Arnoldus	$0	$0	$0	$0	$0
Ronald K. Migita	$0	$0	$0	$0	$0
Dean K. Hirata	$0	$0	$0	$0	$0
Blenn A. Fujimoto	$9,637	$0	($526)	$0	$9,110
Denis K. Isono	$0	$0	$0	$0	$0
Curtis W. Chinn	$0	$0	$0	$0	$0

(1)
During 2008, Mr. Fujimoto deferred $9,636.72 in base salary under the Central Pacific Bank Deferred Compensation Plan.  The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ending December 31, 2008, as reported by the administrator of the plan.

Name of Fund	Rate of Return
Fixed Income Vanguard VIF Money Market	2.82%
Vanguard VIF Short Term Investment Grade	-3.45%
Vanguard VIF Total Bond Index	5.22%
Vanguard VIF High Yield Bond	-21.96%
Large Cap Vanguard VIF Diversified Value	-36.14%
Vanguard VIF Equity Income	-30.92%
Vanguard VIF Total Stock Market Index	-37.28%
Vanguard VIF Equity Index	-36.93%
Vanguard VIF Capital Growth	-30.37%
Vanguard VIF Growth	-37.71%
MidCap Vanguard VIF MidCap Index	-41.81%
Small Cap Vanguard VIF Small Company Growth	-39.46%
Foreign/Global Vanguard VIF International	-44.92%
Balanced Vanguard VIF Balanced	-22.55%
Specialty Vanguard VIF REIT Index	-37.23%

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			(1)	(1)	(1)	(2)	(2)	(2)			(3)	(4)
			$	$	$	#	#	#	#	#	$	$
(a)	(b)		(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Ronald K. Migita		Annual Incentive	na	$250,000	$375,000
Dean K. Hirata		Annual Incentive	$117,933	$147,417	$221,125
	03/12/08	Performance Shares				2,423	7,269	10,904			$18.88	$205,868
	03/12/08	SARS				-	39,214	58,821			$18.88	$205,874
Blenn A. Fujimoto		Annual Incentive	$114,067	$142,583	$213,875
	03/12/08	Performance Shares				2,343	7,031	10,546			$18.88	$199,108
	03/12/08	SARS				-	37,928	56,892			$18.88	$199,122
Denis K. Isono		Annual Incentive	$84,600	$105,750	$164,500
	03/12/08	Performance Shares				1,452	4,356	6,534			$18.88	$123,362
	03/12/08	SARS				-	23,500	35,250			$18.88	$123,375
Curtis W. Chinn		Annual Incentive	$84,600	$105,750	$164,500
	03/12/08	Performance Shares				1,452	4,356	6,534			$18.88	$123,362
	03/12/08	SARS				-	23,500	35,250			$18.88	$123,375

(1)
Although no awards will be paid for 2008 under the annual incentive plan, the amounts in these columns represent the opportunity at threshold, target, and maximum under the 2004 Annual Executive Incentive Plan for Messrs. Hirata, Fujimoto, Isono and Chinn.  The amounts in these columns for Mr. Migita represent the target and maximum cash opportunity under his special annual incentive arrangement, described in detail under the Annual Cash Incentives section.  As noted earlier, his annual incentive period is from August 1, 2008 to June 1, 2009.

(2)
Amounts in these columns represent the estimated future payouts for the 2008 LTIP, which includes both Performance Shares and SAR grants, each representing 50% of the LTI award opportunity.    Total Long-Term Incentive award opportunities as a percentage of salary for each NEO are described in the Compensation Discussion and Analysis.    The number of SARs and Performance Shares granted was based on target as a percent of base pay.  Vesting is a three year cliff period ending on March 12, 2011 and the award is based on achieving the performance goal as described under the “Long Term Incentive” narrative and the table “2008 Long-Term Incentive Plan Performance Requirement and Impact on Awards”.

(3)
Performance Shares and SARs were granted on March 12, 2008 at a price of $18.88, the closing price of our Common Stock on the NYSE on that date.  Amounts in this column correspond to the grant date fair value of awards assuming the maximum performance level was achieved under the 2008 LTIP.

(4)	The following Black-Scholes assumptions were employed to value the SARs granted in 2008. The grant date fair value was $3.50 per share.

Grant Type	Volatility	Risk-Free Rate	Expected Life	Dividend Yield
SARs	32%	2.8%	6.5 years	5.3%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date	# of Shares/Units of Stock Not Vested	Market Value of Shares/Units Not Vested	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested	Equity IP: Market/Pay-out Value of Unearned Shares, etc. Not Vested $
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Clint Arnoldus	6,624			$15.10	1/7/2012	1/7/2002
	33,376			$15.10	1/7/2012	1/7/2002
	17,970			$27.82	1/1/2013	1/1/2008
	31,635			$27.82	1/1/2013	1/1/2008
	180,000			$27.50	9/15/2014	9/15/2007
Dean K. Hirata	5,293			$6.33	1/26/2010	9/15/2004
	15,266			$6.55	1/11/2011	9/15/2004
	10,160			$18.19	9/29/2013	9/15/2004
	3,160			$32.60	3/15/2015	3/15/2008
		2,867		$35.10	3/15/2006	3/15/2009
		594		$35.90	3/15/2017	3/15/2010
		31,371		$18.88	3/12/2008	3/12/2011			7,269	72,981
Blenn A. Fujimoto	13,200			$13.08	11/7/2010	11/7/2005
	6,924			$16.84	3/12/2012	3/12/2007
	8,916			$27.82	1/1/2013	1/1/2004
	4,025			$27.82	1/1/2013	1/1/2004
	3,075			$32.60	3/15/2015	3/15/2008
		2,790		$35.10	3/15/2016	3/15/2009
		578		$35.90	3/15/2017	3/15/2010
		30,342		$18.88	3/12/2018	3/12/2011			7,031	70,591
Denis K. Isono	8,388			$27.82	1/1/2013	1/1/2008
	2,990			$32.60	3/15/2015	3/15/2008
		2,714		$35.10	3/15/2016	3/15/2009
		562		$35.90	3/15/2017	3/15/2010
		23,500		$18.88	3/12/2018	3/12/2011			4,356	43,734
Curtis W. Chinn	1,165			$35.79	3/15/2015	3/15/2008
		1,058		$35.10	3/15/2016	3/15/2009
				$35.10	3/15/2016	3/15/2009	3,000 (1)	30,120
		2,500		$35.90	3/14/2017	3/14/2010
		2,500		$35.90	3/14/2017	3/14/2011
		2,500		$35.90	3/14/2017	3/14/2012
		439		$35.90	3/14/2017	3/15/2010
		23,500		$18.88	3/12/2018	3/12/2011			4,356	43,734

(1)	Mr. Chinn’s Restricted Stock Awards vest on March 15, 2009. The market value of shares that have not vested is based on the closing stock price of the Company’s stock on December 31, 2008 of $10.04.

OPTION EXERCISES AND STOCK VESTED

Executive Name	Grant Date	Option Awards		Stock Awards
		# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Clint Arnoldus	na	0	na	na	na
Dean K. Hirata	3/12/05	0	na	2,075	$39,176
Blenn A. Fujimoto	3/12/05	0	na	2,019	$38,119
Denis K. Isono	3/12/05	0	na	1,963	$36,986
Curtis W. Chinn	3/12/05	0	na	777	$14,651

Messrs. Arnoldus, Hirata, Fujimoto, Isono, and Chinn did not exercise any stock options or SARs during the fiscal year ended December 31, 2008.  Performance Shares granted under the 2005 - 2007 LTIP to the NEOs, excluding Clint Arnoldus, vested on March 14, 2008.

Employment, Compensation and Change-In-Control Agreements

The following narrative summarizes the material terms of employment and change-in-control agreements with our NEOs.  Please see “Potential Payments upon Termination or Change-in-Control” for additional detail regarding payments under these agreements.

Mr. Migita’s Compensation Agreement

On January 28, 2009, the Company and the Bank entered into an agreement with Ronald K. Migita, Chairman of the Board, President and CEO of the Company and the Bank confirming the terms of his compensation.  The agreement is effective as of August 1, 2008 and provides that Mr. Migita will continue to receive an annual retainer as Chairman of the Board of the Company and the Bank of $160,000 per annum but shall not receive any board or committee meeting fees.  As President and CEO of the Company and the Bank, Mr. Migita will receive an annual salary of $1.00 and will be entitled to standard employee benefits and perquisites available to executives of the Company including an automobile allowance of $1,000 per month and payment of country club membership dues.  In addition, Mr. Migita will be eligible to receive an annual performance based incentive cash payment from $250,000 to $375,000, annual performance based incentive equity grants or appreciation-based equity grants from $375,000 to $562,500 and annual full value equity grants ranging from $375,000 to $562,500, subject to the achievement of target and maximum award criteria, which will be measured commencing August 1, 2008 and ending on June 30, 2009.  No incentive cash payments, incentive or appreciation based equity grants or full value equity grants will be earned unless the specific targets set forth in the agreement are achieved. For further information see "Compensation Framework” - "Special Annual Incentive Arrangement for New CEO."

Mr. Arnoldus’ Employment Agreement and Early Retirement Agreement

Employment Agreement - Mr. Arnoldus’ employment agreement provided for a minimum annual base salary of $600,000 with a minimum bonus target of 50% of his base salary.  Mr. Arnoldus’ base salary in 2008 was $630,000.  We could terminate Mr. Arnoldus’ employment at any time and Mr. Arnoldus could resign at any time.  If we terminated Mr. Arnoldus’ employment for reasons other than “Cause” (as defined in his agreement) or if Mr. Arnoldus resigned for “Good Reason” (as defined in his agreement), the agreement provides for payment to Mr. Arnoldus of a lump sum cash payment equal to two (2) times the sum of his base salary and target bonus, and for Mr. Arnoldus to receive his SERP benefit.  In addition, the agreement provides for payment to Mr. Arnoldus of accrued, earned and unpaid compensation, a pro-rata target bonus, continued health and welfare benefits for Mr. Arnoldus and his wife for life, relocation reimbursement and outplacement assistance, and the vesting of all of his equity awards were to accelerate.  The agreement further provides that Mr. Arnoldus is subject to non-solicitation and non-competition covenants for the remainder of the term of his employment agreement.

Early Retirement Agreement - As described in the Compensation Discussion and Analysis, Mr. Arnoldus’ early retirement agreement provided that upon his retirement from the Company, he will receive the same benefits as if his employment had been terminated by the Company for reasons other than Cause or if he resigned for Good Reason.  Mr. Arnoldus has been paid $22,413 for accrued vacation and $2,070,333 under his SERP.  We have accrued but not yet paid a pro-rated bonus of $220,586, a lump sum cash payment of $2,016,000 and an additional SERP payment of $212,933.  All of Mr. Arnoldus’ outstanding stock options (which were all vested as of January, 2008) remain exercisable in accordance with their terms.

Messrs. Isono’s and Chinn’s Change-In-Control Agreements

The Company has entered into change-in-control agreements with of Mr. Isono and Mr. Chinn.  The agreements provide that if, within the two (2) years after a Change-in-Control the Company terminates Mr. Isono’s or Mr. Chinn’s employment without “Cause” or Mr. Isono or Mr. Chinn resigns for “Good Reason” (each as defined in the agreement) the Company will pay a cash payment equal to three (3) times the sum of the executive’s base salary and average bonus for the three (3) preceding years.  The agreements also provide that the Company pay any accrued, earned and unpaid compensation and other accrued benefits, a pro-rata bonus and that the vesting of outstanding equity awards will accelerate.  Messrs. Isono and Chinn will be subject to non-solicitation and non-competition covenants for two (2) years after such termination of employment.  Receipt of benefits under the agreements is conditioned on the NEO’s execution of a general release of claims in favor of the Company.

If, within two (2) years after a Change-in-Control, Mr. Isono’s or Mr. Chinn’s employment is terminated due to death or disability (as defined in the agreement), the agreements provide for payment to Messrs. Isono and Chinn of any accrued and upaid compensation and other accrued benefits, a pro-rata bonus and that the vesting of outstanding equity awards will accelerate.  Mr. Isono’s and Mr. Chinn’s cash severance benefits would be reduced if they became non-deductible under Section 280G of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into agreements with certain NEOs and maintains certain plans that require it to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company.  The estimated amounts payable to each NEO under various termination scenarios, assuming they had occurred on December 31, 2008, are summarized in the narrative and tables below.  Because Mr. Arnoldus entered into an Early Retirement Agreement with the Company and subsequently retired August 1, 2008, we show actual amounts payable to Mr. Arnoldus following his termination.

As a recipient of capital under the federal government Capital Purchase Program, we are subject to restrictions on post-termination compensation which prohibit “golden parachute payments” to certain officers for departure for any reason, except for payments for services performed or benefits accrued.  At the time of this filing, regulations providing interpretive guidance on these restrictions have not been released.  Therefore, we address the estimated impact of these restrictions on the post-termination payments based on our interpretation of the law in effect.

Payments Upon Termination for Good Reason, Termination without Cause, or Resignation

If a Change-in-Control has not occurred and Mr. Hirata or Mr. Fujimoto terminate their employment for Good Reason, are terminated by the Company without Cause, or voluntarily resign, they are entitled to their vested SERP benefit, accrued through their termination date and payable at age 65.  At December 31, 2008, the present value of Mr. Hirata’s total vested SERP benefit was $1,023,536 and the present value of Mr. Fujimoto’s vested SERP benefit was $38,189.

None of the NEOs are covered under employment agreements and therefore will not receive any additional payments or benefits beyond those generally available to other employees if they terminate their employment for Good Reason, are terminated by the Company without Cause, or they voluntarily resign, assuming a Change-in-Control has not occurred.  We do not believe the TARP restrictions on post-termination payments impact any payments we would make under these particular termination scenarios.

Payments Upon Termination for Cause

If we terminate any NEO’s employment for Cause, we will not make any payments or provide any benefits beyond what is generally available to other employees in this termination scenario.  No SERP benefits are payable to an officer upon termination of employment for Cause.

Potential Payments Upon Termination Associated with a Change-in-Control

We entered into Change-in-Control agreements with Mr. Isono and Mr. Chinn in March 2008, as discussed in the “Employment and Change in Control Agreements” narrative following the Grants of Plan-Based Awards Table.  Receipt of the payments and benefits associated with these agreements is conditioned on the NEO’s execution of a general release of claims in favor of the Company and adherence to non-competition and non-solicitation covenants for a period of two (2) years.  For purposes of these agreements, “Change-in-Control” generally means a merger, sale of assets, or change in Board membership resulting in the loss of a majority of the total voting power to new owners or new directors, or any outside person acquiring 25% or more of our outstanding shares.

As of December 31, 2008 Messrs. Hirata, Fujmoto, Isono, and Chinn were participants in the Company’s 2004 Stock Compensation Plan, which provides accelerated vesting in the event of a Change-in-Control.  In addition, Mr. Hirata and Mr. Fujimoto have SERP agreements which provide additional benefits upon termination associated with a Change-in-Control.

•
The benefits payable under Mr. Isono’s and Mr. Chinn’s Change-in-Control agreements would be provided only if employment is terminated without Cause or if the NEO resigns for Good Reason, as defined in their plans, within two (2) years after a Change-in-Control.

•
Additional SERP benefits payable to Mr. Hirata and Mr. Fujimoto would be provided if employment is terminated without Cause or if the NEO resigns for Good Reason, as defined in their plans, within three (3) years after a Change-in-Control.

•	Outstanding equity awards granted under the 2004 Stock Compensation Plan will vest upon a Change-in-Control, whether or not the NEO’s employment terminates.

The table below shows the estimated benefits to which each NEO is entitled upon a Change-in-Control as of December 31, 2008.  These benefits represent amounts beyond what each NEO would be entitled to receive upon voluntary termination as of December 31, 2008.

PAYMENTS MADE UPON TERMINATION ASSOCIATED WITH A CHANGE-IN-CONTROL

	Mr. Migita (1)	Mr. Hirata (2)	Mr. Fujimoto (3)	Mr. Isono (4)	Mr. Chinn (4)
Accelerated Vesting of Long-term Incentives	--	$109,476	$105,882	$65,601	$95,721
Cash Severance	--	--	--	$745,763	$541,728
Accrued Bonus	--	--	--	$71,987	$58,370
Accrued but Unused Vacation	--	--	--	$4,519	$4,519
SERP Acceleration	--	$440,335	$1,303,684	--	--
Excise Tax Gross-Up (5)	--	$0	$529,427	--	--
Total	$0	$549,811	$1,938,993	$887,870	$700,338
Reduction Due to Capital Purchase Program	$0	($440,335)	($1,833,111)	($822,269)	($604,617 )
Total Allowable Under Capital Purchase Program (6)	$0	$109,476	$105,882	$65,601	$95,721

(1)
Mr. Migita is not currently covered by any agreement that would provide payments or benefits following termination in association with a Change-in-Control.  Furthermore, Mr. Migita did not hold unvested equity as of December 31, 2008 under the 2004 Stock Compensation Plan.

(2)
The value of Mr. Hirata’s SERP acceleration is the difference between the present value of the SERP benefit in the event of a Change-in-Control ($1,463,871) and the SERP benefit to which he is otherwise entitled upon voluntary termination as of December 31, 2008 ($1,023,536).  In the absence of a Change-in-Control, Mr. Hirata’s SERP benefit is generally payable when he reaches age 65.

(3)
The value of Mr. Fujimoto’s SERP acceleration is the difference between the present value of the SERP benefit in the event of a Change-in-Control ($1,341,873) and the SERP benefit to which he is otherwise entitled upon voluntary termination as of December 31, 2008 ($38,189). In the absence of a Change-in-Control, Mr. Fujimoto’s SERP benefit is generally payable when he reaches age 65.

(4)
The severance benefit for each of Mr. Isono and Mr. Chinn is calculated as three (3) times base salary plus the average of the bonuses earned for the three (3) preceding years.  Under their Change-in-Control Agreements, this severance benefit and other benefits payable under the agreement would be reduced such that the total payments to each officer are deductible under Section 280G of the Internal Revenue Code.  In the scenario shown in the table, Mr. Isono’s and Mr. Chinn’s severance benefit has been reduced to the maximum amount payable without incurring non-deductible payments under Section 280G of the Internal Revenue Code.

Pursuant to their Change-in-Control Agreements, if Mr. Isono’s or Mr. Chinn’s employment terminates due to death or disability within two (2) years after a Change-in-Control, they would be entitled to the accelerated vesting of outstanding equity awards, accrued bonus, and payments for accrued but unused vacation.  No cash severance would be payable in this termination scenario.

(5)
The tax gross-up is the amount needed to cover excise taxes imposed by Section 4999 of the Internal Revenue Code if total payments provided in connection with a Change-in-Control would be non-deductible under Section 280G of the Internal Revenue Code. Messrs. Hirata and Fujimoto are eligible for gross-up payments if their SERP acceleration benefit, excluding any other severance payments, would be subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

As of December 31, 2008, Mr. Hirata was more substantially vested in his SERP benefit compared to Mr. Fujimoto.  As a result, the incremental value of the accelerated portion of Mr. Fujimoto’s SERP benefit is greater than the accelerated portion of Mr. Hirata’s SERP.  Calculated under Section 280G of the Internal Revenue Code, the value of this accelerated SERP benefit would be subject to excise tax for a termination on December 31, 2008.  The gross-up payment is provided to cover the excise tax imposed upon Mr. Fujimoto including all taxes incurred upon the gross-up payment itself.

Messrs. Migita, Isono, and Chinn are not eligible to receive tax gross-up payments under any circumstances.

(6)
While subject to the Capital Purchase Program restrictions, we are prohibited from making any termination-related payments, except for payments for services performed or benefits accrued.  See “OTHER ISSUES RELEVANT TO EXECUTIVE COMPENSATION”.  Outstanding equity awards granted under the 2004 Stock Compensation Plan will vest upon a Change-in-Control, whether or not an NEO’s employment terminates; therefore we believe these amounts would remain payable under the Capital Purchase Program.

Payments Upon Death or Disability

Each officer (or the officer’s estate) will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.  These benefits are generally available to all employees of the Company.  The table below lists other benefits payable upon death or disability for each officer above what they would otherwise be entitled to receive upon voluntary termination as of December 31, 2008.  While a participant under the Capital Purchase Program, the incremental amounts shown below would not be payable and Mr. Hirata and Mr. Fujimoto would be entitled only to their vested benefit payable as if they had terminated their employment voluntarily on December 31, 2008.

PAYMENTS UPON DEATH OR DISABILITY

	Mr. Migita	Mr. Hirata	Mr. Fujimoto	Mr. Isono	Mr. Chinn
Incremental SERP Payment – Death (1)	--	$283,862	$1,149,877	na	na
Incremental SERP Payment – Disability (2)	--	$0	$577,425	na	na

(1)
Per the terms of their SERP agreements, if Messrs. Hirata or Fujimoto die during their employment, their beneficiaries are entitled to a Pre-retirement Death Benefit equal to the SERP benefit credited with the years of service that Mr. Hirata or Mr. Fujimoto would have otherwise earned if they continued employment through age 65 and received annual compensation increases of 4.5%.  The Pre-retirement Death Benefit will be paid in equal monthly installments over a twenty-year term, starting on the first day of the month after the date of the officer’s death.

The lump sum present value of these benefits are shown in the table above, using the same assumptions used to value SERP benefits with respect to termination for Good Reason or without Cause.  These values represent amounts above what they would otherwise be entitled to receive upon voluntary termination.

(2)
Per the terms of their SERP agreements, if Messrs. Hirata or Fujimoto terminate employment due to disability, they are entitled to a Disability Benefit, equal to the SERP benefit credited with the years of service that Mr. Hirata or Mr. Fujimoto would have otherwise earned if they continued employment through age 65 without any compensation increases.  Because Mr. Hirata’s vested SERP benefit is equal to his Disability Benefit calculated on December 31, 2008, there is no incremental value associated with the SERP benefit if his employment terminates due to disability.  The Disability Benefit will start on the first day of the month after the officer reaches age 65.

The lump sum present value of these benefits are shown in the table above, using the same assumptions used to value SERP benefits with respect to termination for Good Reason or without Cause. These values represent amounts above what they would otherwise be entitled to receive upon voluntary termination.

Payments to Mr. Arnoldus Upon Early Retirement

In March 2008, Mr. Arnoldus entered into an Early Retirement Agreement with the Company and subsequently retired effective July 31, 2008.  See “Employment, Compensation and Change-In-Control Agreements” – “Mr. Arnoldus’ Employment Agreement and Early Retirement Agreement”.  The Agreement provides for the benefits summarized in the table below.  Only the SERP benefit and accrued vacation amounts have been paid.

Early Retirement Benefit	Amount
Cash Severance (1)	$2,016,000
Accrued Bonus at Target (2)	$220,586
Accrued but Unused Vacation (3)	$22,413
SERP Benefit (4)	$2,070,333
Supplemental SERP Benefit (5)	$212,933
Continued Medical Insurance (6)	$109,940
Outplacement Services (7)	$50,000
Relocation Reimbursement (8)	$250,000
Total	$4,952,206

(1)	The severance benefit is two (2) times the sum of his base salary ($630,000) and 2008 target bonus ($378,000).

(2)	Equal to his target bonus ($378,000) prorated over the number of days worked in 2008 (213).

(3)	Salary for any accrued but unused vacation at the time of retirement.

(4)	SERP benefit calculated at the time of retirement.

(5)	Calculated as if he had continued employment through the end of 2008. This value represents the present value of the additional SERP benefit payable for this period.

(6)
This value represents the estimated actuarial present value of the potential benefit for Mr. Arnoldus and his spouse to participate, for the remainder of each of their lives, in each of the Company’s employee welfare plans providing for medical or health insurance on terms at least as favorable as those provided to similarly situated executives and for Mr. Arnoldus to be covered by Directors’ and Officers’ liability insurance for six (6) years following termination of employment which may be provided through the Company’s Directors’ and Officers’ liability insurance policy.

(7)
Reasonable expenses for outplacement services incurred within one (1) year of termination, subject to a maximum of $50,000.  At the time of this filing, Mr. Arnoldus has not requested from the Company any reimbursement of expenses related to outplacement services.

(8)
Reasonable relocation expenses to any location within the continental United States, up to a maximum of $250,000, if incurred within one (1) year of termination of his employment.  At the time of this filing, Mr. Arnoldus has not requested from the Company any reimbursement of relocation expenses.

PENSION BENEFITS

Executive Name	Plan Name	# of Years Credited Service	Present Value of Accumulated Benefit	2008 Payments
Clint Arnoldus	CPF SERP	6.9167	$2,070,333
Ronald K. Migita	na	na	na	$0
Dean K. Hirata	CPF SERP	4.0	$1,467,305 (1)	$0
Blenn A. Fujimoto	CPF Defined Benefit Pension Plan (Frozen)	2.8	$12,316	$0
	CPF SERP	4.0	$584,553	$0
Denis K. Isono	na	na	na	$0
Curtis W. Chinn	na	na	na	$0

(1) In 2008, Mr. Hirata’s CB Bancshares, Inc. SERP and Company SERP were combined under a new restated Company SERP.

Material Terms of Pension Benefits

We currently have SERP agreements with Messrs. Hirata, and Fujimoto and previously, with Mr. Arnoldus.  SERPs are provided to the executives in order to retain and promote the NEO’s loyalty, diligence, and performance, and support the NEO’s economic security during retirement.

For Mr. Arnoldus, the SERP provided a lump sum payment equal to the actuarial equivalent of a joint and 100% survivor annuity payable for life and upon his death to his current spouse for life starting at age 65.  The payment of this SERP benefit totaling $2,283,266 was triggered by Mr. Arnoldus’ early retirement on August 1, 2008, and a portion of the SERP benefit (up through the period of July 31, 2008) in the amount of $2,070,333 has been paid, with the remaining amount of the SERP benefit, being $212,933 (representing the period from August 1, 2008 to December 31. 2008) having been accrued but not yet paid.

The annuity amount on which the SERP benefit was based was equal to (A) the product of his years of service with us, up to a maximum of fifteen (15) years, multiplied by 3.33% of the average of his salary and bonus for the three (3) fiscal years preceding his termination, reduced by (B) the actuarial equivalent of his benefit under the Social Security Act and any other retirement benefits provided by us.

        SERP benefits for Messrs. Hirata and Fujimoto vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention.  The following table illustrates the vesting schedule for these officers.

Years of Service	Cumulative Vesting Percentage
Less than 4 years	0%
4 years	10%
5 years	20%
6 years	30%
7 years	45%
8 years	60%
9 years	80%
10 years or more	100%

For Messrs. Hirata and Fujimoto, the SERP provides a benefit equal to an annuity payable for life starting at age 65.  The annuity amount on which the SERP benefit will be based is equal to (A) the product of his credited years of service multiplied by 3.25% of the average of his salary and bonus for the three (3) fiscal years preceding his termination, with a maximum benefit of 75% of final average compensation, reduced by (B) the actuarial equivalent of 50% of his benefit under the Social Security Act and any other retirement benefits provided by us.  The SERP is designed to provide an NEO with twenty (20) years of service a retirement benefit of 65% of the final three-year average of salary and bonus, reduced by other company-funded retirement benefits.

Mr. Hirata, however, is entitled to a minimum benefit equal to the benefit calculated under the terms of the former CB Bancshares, Inc. SERP.  This minimum benefit is part of the benefits provided by his Company SERP.

        Mr. Fujimoto is a participant in our Defined Benefit Pension Plan, which was frozen in December 2002.

        The present values of accumulated benefits payable to each of the NEOs are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that the values in this proxy assume no pre-retirement death.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board recommends the election of the four (4) nominees listed below as directors, to serve a three-year term expiring at the 2012 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Richard J. Blangiardi
Paul J. Kosasa
Mike K. Sayama
Dwight L. Yoshimura

For more information regarding the background of each of the nominees for director, see the section titled “ELECTION OF DIRECTORS” and “DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION”.  The persons named as “proxy” in the enclosed form of proxy card will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies.  If at the time of the Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy card will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the four (4) directorships to be filled at the meeting will be filled by the four (4) nominees receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL FOUR (4) NOMINEES.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2008, and has audited the Company’s financial statements since the Company’s inception in 1982.  Representatives of KPMG LLP are expected to attend the Meeting.  The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice.  If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By And Fees Paid To Independent Registered Public Accounting Firm.  The following sections describe the services rendered by KPMG LLP to the Company, and fees paid by the Company to KPMG LLP for such services, for the fiscal years ended December 31, 2007 and December 31, 2008.  KPMG LLP acted as independent registered public accounting firm for the Company for the fiscal years ended December 31, 2007 and December 31, 2008 and performed the Company’s audit services in fiscal years 2007 and 2008.

Audit Fees.  The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and regulatory and statutory engagements related to the aforementioned statements.  Audit fees were $1,405,000 for the fiscal year ended December 31, 2007, and $1,197,000 for the fiscal year ended December 31, 2008.

Audit-Related Fees.  Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees.  These services include audits of the Company’s retirement plans, common area maintenance audits for office buildings owned by the Company and audits of financial statements and internal controls for the mortgage banking activities of Central Pacific HomeLoans, Inc.  Audit-related fees were $186,800 for the fiscal year ended December 31, 2007, and $146,800 for the fiscal year ended December 31, 2008.

Tax Fees.  Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company’s tax return, tax filings, and tax consulting. Tax fees were $15,600 for the fiscal year ended December 31, 2007, and $1,700 for the fiscal year ended December 31, 2008.

All Other Fees.  All other fees include the fees billed for services rendered by KPMG LLP other than those services covered above.  There were no such fees for the fiscal years ended December 31, 2007 and December 31, 2008.

The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by KPMG LLP.  Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during 2004 and since then have been pre-approved in accordance with the pre-approval policy.

The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

The Board has submitted its appointment of KPMG LLP for ratification by the Company’s shareholders.  The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Recently enacted legislation includes broad restrictions and limitations on executive compensation for financial institutions participating in the Capital Purchase Program, including the requirement that the Company permit a separate non-binding stockholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).

This proposal, commonly known as a “Say-On-Pay” proposal permits stockholders to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related materials).”

Because the stockholders' vote is advisory, it will not be binding on the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

DISCUSSION OF SHAREHOLDER PROPOSAL OPPOSED BY THE BOARD OF DIRECTORS

PROPOSAL 4:

SHAREHOLDER PROPOSAL

Gerald R. Armstrong of 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, telephone 303-355-1199, owner of 664 shares of the Company’s common stock, has notified the Company that he intends to present the following proposal and related supporting statement at the annual meeting:

Proposal

The proposal is as follows:

RESOLUTION: That the shareholders of CENTRAL PACIFIC FINANCIAL CORP. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.  The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

The proponent’s supporting statement is as follows:

In last year’s annual meeting, this proposal received the votes of 13,459,411 shares (70%) worth $207,274,929.40 and our directors have failed to initiate its adoption.

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year.  This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc. CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008.  The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance.  The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.  In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors’ Recommendation

The Board recommends that you vote “AGAINST” this proposal.

After careful consideration of the shareholder proposal and based upon the recommendation of the Corporate Governance and Nominating Committee, the Board has determined that it is in the best interest of the Company and its shareholders to maintain the Company’s current classified Board structure.

The Company’s Board is divided into three classes with one-third of the Company’s directors standing for election each year.  The entire Board can be replaced in the course of three annual meetings and a majority of the Board can be replaced in the course of two annual meetings.  The Board believes that the Company’s classified Board structure strengthens the independence of the non-employee directors, enhances the Board’s ability to develop and execute long-term strategic planning by providing stability, continuity and experience, and provides other benefits for the Company and its shareholders as discussed below.

Continuity and Stability.  The classification of directors helps maintain continuity and stability for the work of the Board and ensures that at all times a significant portion of the Board will have prior experience as directors.  The continuity and stability that results from a classified Board structure facilitates long-term strategic planning, which is critical to the future success of the Company and helps create long-term value for its shareholders.  The existing term for directors should result in directors with the experience and in-depth knowledge required to best perform their duties, particularly in the context of our operation as a bank holding company and our Bank’s operation as a Hawaii-chartered bank.

Accountability.  Directors elected to a classified Board are not less accountable to you than they would be if all directors were elected annually.  Our directors are required to uphold their fiduciary duties to you and the Company regardless of the length of their term.  It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election, which drives effective corporate governance and protects your interests.

The Board is committed to sound corporate governance practices which will benefit the Company’s shareholders and regularly re-examines these practices.  The Board has implemented a variety of measures to further foster accountability, including a “Director Resignation Policy” which provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender a letter of resignation to the Board for consideration by the Corporate Governance and Nominating Committee and the Board.  Shareholders of the Company can vote to remove a director and can seek to replace directors by nominating other candidates in accordance with the Company’s constituent documents.  We believe these and other corporate governance features provide accountability to the shareholders of the Company.

Independence.  Electing directors to three-year, not one-year, terms can enhance the independence of non-management directors.  The longer term provides non-management directors with insulation from pressure from management or special interest groups, who may have an agenda contrary to the long-term interests of all shareholders.  Independence may also be enhanced when directors are not concerned about being re-nominated by the Company’s other directors every year.  The current classified Board structure permits our directors to act independently and to focus on the long-term interests of the Company and its shareholders.

Protection Against Unfair and Abusive Takeover Practices.  A classified Board reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interest of the Company’s shareholders.  A classified Board structure encourages potential acquirers to initiate arms-length negotiations with management and seasoned directors.  A classified Board helps ensure that the Board will have sufficient time and leverage necessary to evaluate proposals, consider alternatives and to act in the best interest of the Company and all shareholders.  A classified Board enhances the Board’s ability to negotiate favorable terms with the proponent of an unfriendly or unsolicited proposal to maximize the value of a transaction to all shareholders but does not prevent or preclude takeover efforts.

The Proponent comments concerning the relationship between corporate governance practices and firm performance.  A recent study of corporate takeovers by researchers at the University of Arizona, Drexel University and Wharton Financial Institution Center and the University of Utah, titled “Board Classification and Managerial Entrenchment:  Evidence from the Market for Corporate Control” (April, 2007), found that while a classified Board reduces the likelihood of receiving an unsolicited takeover bid, target shareholders of companies with classified Boards receive more value than target shareholders of companies with all directors elected annually, which suggests that classified Boards improve the relative bargaining power of target managers on behalf of their shareholders.

Director Quality.  A classified Board strengthens the ability of the Company to recruit high quality directors who are willing to make a significant commitment to the Company and its shareholders for the long term.  In Hawaii, given a more limited pool of potential directors, it is particularly important that directors make the commitment to serve for a three year term given the time required to properly understand the Company’s operations, complex regulatory framework and competitive environment.  Experienced directors who are knowledgeable about the Company’s business are better positioned to make decisions that are in the best interests of the Company and its shareholders.  Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be limited to a one-year period.

Corporate Governance.  The Board is committed to corporate governance practices that will benefit the Company's shareholders and regularly examines these practices in light of the changing environment.  The Board believes that certain statements in the proponent's proposal may give shareholders the erroneous impression that the Company lags behind other companies in matters of corporate governance. This is not the case.  Rather, the Board is dedicated to operating pursuant to principles of good corporate governance and believes that it has been more effective and that shareholders have benefited as a result of the current classified system.

Any Proxy solicited by the Board will be voted “Against” this proposal unless otherwise instructed on the Proxy Card. This proposal is a request that the Board take the action stated in the proposal.  Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not necessarily result in the declassification of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be considered for inclusion in the Company's proxy statement and voted on at the Company’s regularly scheduled 2010 annual meeting of shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than December 7, 2009) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy.

The Company’s Restated Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement.  A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary.  In addition to other applicable requirements, for business to be properly brought before the 2010 annual meeting of shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Corporate Secretary.  The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting.  Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting.  If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: April 6, 2009	CENTRAL PACIFIC FINANCIAL CORP.

RONALD K. MIGITA
Chairman, President &Chief Executive Officer

APPENDIX A

CENTRAL PACIFIC FINANCIAL CORP.
STANDARDS REGARDING DIRECTOR INDEPENDENCE

A.	In order to qualify as independent, a Director (“Director”) of Central Pacific Financial Corp. (“CPF”) or Central Pacific Bank (“CPB”) must meet all of the following criteria:

1.
The Board of Directors of CPF and CPB must affirmatively determine that the Director has no material relationship with CPF, either directly or as a partner, shareholder or officer of an organization that has a relationship with CPF.

Note: Under the NYSE Corporate Governance Standards, in order for any Director to qualify as “independent” the Board must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any subsidiary of the Company).  In making its independence determination, the Board should broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a Director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.  Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.  Ownership of a significant amount of stock in the Company is not, by itself, however, a bar to an independence finding.  The identity of the independent Directors and the basis for the Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement.

None of the following relationships shall be considered to be a material relationship that would cause a director not to be independent (provided such relationships do not otherwise conflict with any independence standards set by the New York Stock Exchange, the Securities and Exchange Commission, or by any other applicable law, rule or regulation):

a.
Service by a Director as an executive officer, employee or equity owner of a company that has made payments to or received payments from CPF or CPB or any subsidiary or affiliate of CPF or CPB, so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

b.
Service by a Director solely in the position of director, trustee, advisor or similar position, of a business or entity that engages in a transaction with CPF or CPB or any subsidiary or affiliate of CPF or CPB, provided a majority of the directors of that business or entity do not comprise a majority of the directors of CPF or CPB or any subsidiary or affiliate of CPF or CPB.

c.
Extensions of credit by CPB to a Director, or a company of which a Director is an executive officer, employee or equity owner, or maintenance at CPB by a Director, or a company of which a Director is an executive officer, employee or equity owner, of deposit, checking, trust, investment, or other accounts with CPB, in each case on terms that are substantially similar to those available to similarly situated customers of CPB.

d.	Referrals by a Director of clients, business or personal acquaintances or family members to CPF or CPB or any other subsidiary or affiliate of CPF or CPB.

e.
Service by a Director solely in the position of director, trustee, advisor or similar position of a tax-exempt organization to which CPF or CPB or any subsidiary or affiliate of CPF or CPB makes contributions.

f.	Any other transaction or relationship between a Director and CPF or CPB or any subsidiary or affiliate of CPF or CPB in which the amount involved does not exceed $10,000.

2.	The Director is not employed by CPF nor was employed by CPF within the last 3 years.

3.	None of the Director’s immediate family members is an executive officer of CPF nor was an executive officer of CPF within the last 3 years.

4.
Within the last 3 years, the Director has not received more than $120,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.
Within the last 3 years, none of the Director’s immediate family members has received more than $120,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Note: Compensation received by an immediate family member for service as a non-executive employee of CPF need not be considered in determining independence.

6.	The Director is not a current partner of a firm that is CPF’s internal or external auditor.

7.	None of the Director’s immediate family members are a current partner of a firm that is CPF’s internal or external auditor.

8.	The Director is not a current employee of a firm that is CPF’s internal or external auditor.

9.	The Director does not have an immediate family member who is an employee of a firm that is CPF’s internal or external auditor, and who personally works on CPF’s audit.

10.	Within the last 3 years, the Director was not a partner or employee of a firm that is or was CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

11.
Within the last 3 years, no immediate family member of the Director was a partner or employee of a firm that is CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

12.
The Director does not serve, and within the last 3 years has not served, as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

13.
None of the Director’s immediate family members is, nor within the last 3 years has been, employed as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

14.
The Director is not a current employee of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between CPF and the director or immediately family member’s current employer; a listed company need not consider former employment of the director or immediate family member.

Note: Contributions to tax exempt organizations shall not be considered “payments”, provided however, that CPF must disclose in its annual proxy statement, any such contributions made by CPF to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding 3 years, contributions in any single fiscal year from CPF to the organization exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

15.
None of the Director’s immediate family members is a current executive officer of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Same “Notes” in number 14 above apply to this number 15.

B.	In order to qualify as independent for purposes of the audit committee, a Director must meet all of the following additional independence criteria:

1.
Other than in his or her capacity as a member of the Board or any Board committee, a Director must not accept or have accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from CPF.

Note:  Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CPF (provided that such compensation is not contingent in any way on continued service).

Note:  The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member of by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to CPF or any of its subsidiaries.

2.
A Director must not be affiliated with CPF or any subsidiary of CPF.

Note:  An audit committee member that sits on the board of directors of a listed issuer and an affiliate of the listed issuer is exempt from this requirement if the member, except for being a director on each such board of directors, otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

When used above the following terms shall have the following meanings:

“affiliate of” or “affiliated with”, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.  A person is not deemed to be in control of a specified person if the person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person, and is not an executive officer of the specified person.  The following are deemed affiliates: an executive officer of an affiliate; a director who is also an employee of an affiliate; a general partner of an affiliate, and a managing member of an affiliate. [See Securities Exchange Act of 1934, Rule 10-A-3] The term “affiliate” also includes a subsidiary, sibling company, predecessor, parent company, or former parent company. [See NYSE Corporate Governance Standards]

“Company” and “CPF” means and includes Central Pacific Financial Corp. and its affiliates and subsidiaries.

“executive officer” means and includes as to Central Pacific Financial Corp., its chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for Central Pacific Financial Corp.  Executive officers of affiliates and subsidiaries of Central Pacific Financial Corp. may be deemed executive officers of Central Pacific Financial Corp. if they perform such policy making functions for Central Pacific Financial Corp. [See Securities Exchange Act of 1934, Rule 3b-7]

“immediate family member(s)” means and includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home (when applying the look-back provisions, one need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated).

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 26, 2009
10:00 a.m. Hawaii time

Room 1110
Central Pacific Bank
Central Pacific Plaza
220 South King Street
Honolulu, Hawaii

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 26, 2009.

Central Pacific Financial Corp.'s Proxy Statement, Form 10-K Annual Report for the fiscal year ended December 31, 2008, and Annual Report brochure, are available at http://www.centralpacificbank.com/investor/proxy.

Annual Meeting Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 26, 2009.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “AGAINST” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Ronald K. Migita, Dean K. Hirata and Glenn K. C. Ching and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and at any and all adjournments thereof.

See reverse for voting instructions.

COMPANY #

Dear Central Pacific Financial Corp. Shareholder:

Please vote your proxy using one of the three methods described below (Internet or Telephone or Mail).

Use only one of the voting methods below.

VOTE BY INTERNET - www.eproxy.com/cpf - QUICK *** EASY *** IMMEDIATE

·	Log on to the above voting website. Be sure to have your Control Number (printed in the box above) when you log on, and follow the instructions provided.
·	The Internet site will be open 24 hours a day, 7 days a week, until May __, 2009, 12:00 p.m. (Noon) Central Time.

VOTE BY TELEPHONE - CALL TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

·	Using a touch-tone telephone, call the above toll-free number. Be sure to have your Control Number (printed in the box above) when you call, and follow the instructions provided.
·	The telephone center will be open 24 hours a day, 7 days a week, until May __, 2009, 12:00 p.m. (Noon) Central Time.

VOTE BY MAIL

Mark, sign, date and return your Proxy Card (attached below) in the postage-paid envelope provided or return it to Central Pacific Financial Corp., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. If voting by mail, please be sure to promptly complete and mail in your Proxy Card so that it arrives prior to the Annual Meeting.

If you wish to vote by mail, and have not voted by telephone or the Internet, please detach along the perforation below, and mark, sign, date and return the Proxy Card below using the enclosed postage pre-paid envelope.

If you vote by Telephone or Internet, please do not mail your Proxy Card

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and AGAINST Item 4.

1.	Election of Class III directors:	01 02	Richard J. Blangiardi Paul J. Kosasa	03 04	Mike K. Sayama Dwight L. Yoshimura	☐	Vote FOR all nominees except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.					☐	For	☐	Against	☐	Abstain
3.	Consider an advisory (non-binding) proposal to approve the compensation of the Company's executive officers.					☐	For	☐	Against	☐	Abstain
4.	Consider a shareholder proposal regarding declassification of the Board of Directors.					☐	For	☐	Against	☐	Abstain
5.	To transact such other business as may properly come before the Meeting and at any and all adjourments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.

Address Change? Mark Box ☐			Indicate changes below:				Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 26, 2009
10:00 a.m. Hawaii time

Room 1110
Central Pacific Bank
Central Pacific Plaza
220 South King Street
Honolulu, Hawaii

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 26, 2009.

Central Pacific Financial Corp.'s Proxy Statement, Form 10-K Annual Report for the fiscal year ended December 31, 2008, and Annual Report brochure, are available at http://www.centralpacificbank.com/investor/proxy.

Annual Meeting Proxy Voting Instructions to Trustee

Central Pacific Bank
401(k) Retirement Savings Plan

I hereby direct the Vanguard Fiduciary Trust Company, as Trustee of the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”) as indicated on the reverse side of this card, all shares allocated to my account in the Plan. The Trustee will vote these shares as I direct. If no direction is given to the Trustee, the Plan’s Trustee will vote my shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee by noon Central Time on May __, 2009 if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the Plan. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

COMPANY #

Dear Central Pacific Financial Corp. Shareholder:

Please vote your proxy using one of the three methods described below (Internet or Telephone or Mail).

Use only one of the voting methods below.

VOTE BY INTERNET - www.eproxy.com/cpf - QUICK *** EASY *** IMMEDIATE

·	Log on to the above voting website. Be sure to have your Control Number (printed in the box above) when you log on, and follow the instructions provided.
·	The Internet site will be open 24 hours a day, 7 days a week, until May __, 2009, 12:00 p.m. (Noon) Central Time.

VOTE BY TELEPHONE - CALL TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

·	Using a touch-tone telephone, call the above toll-free number. Be sure to have your Control Number (printed in the box above) when you call, and follow the instructions provided.
·	The telephone center will be open 24 hours a day, 7 days a week, until May __, 2009, 12:00 p.m. (Noon) Central Time.

VOTE BY MAIL

Mark, sign, date and return your Proxy Card (attached below) in the postage-paid envelope provided or return it to Central Pacific Financial Corp., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. If voting by mail, please be sure to promptly complete and mail in your Proxy Card so that it arrives prior to the Annual Meeting.

If you wish to vote by mail, and have not voted by telephone or the Internet, please detach along the perforation below, and mark, sign, date and return the Proxy Card below using the enclosed postage pre-paid envelope.

If you vote by Telephone or Internet, please do not mail your Proxy Card

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and AGAINST Item 4.

1.	Election of Class III directors:	01 02	Richard J. Blangiardi Paul J. Kosasa	03 04	Mike K. Sayama Dwight L. Yoshimura	☐	Vote FOR all nominees except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.					☐	For	☐	Against	☐	Abstain
3.	Consider an advisory (non-binding) proposal to approve the compensation of the Company's executive officers.					☐	For	☐	Against	☐	Abstain
4.	Consider a shareholder proposal regarding declassification of the Board of Directors.					☐	For	☐	Against	☐	Abstain
5.	To transact such other business as may properly come before the Meeting and at any and all adjourments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.

Address Change? Mark Box ☐			Indicate changes below:				Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.